                                                   Exhibit 10.222


    =============================================================


                             CREDIT AGREEMENT


                      Dated as of December 10, 1997


                                  among


                            CALI REALTY, L.P.
                                   AND
                 THE PARTIES LISTED ON SCHEDULE I HERETO


                               as Borrower,


                       THE LENDERS PARTIES HERETO,


                                   and


                PRUDENTIAL SECURITIES  CREDIT CORPORATION,


                         as Administrative Agent


                               $200,000,000


      =============================================================


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                                  TABLE OF CONTENTS
                                                                            Page

ARTICLE I.
     DEFINITIONS; ACCOUNTING MATTERS . . . . . . . . . . . . . . . . . . . .   2
          SECTION 1.01.  Certain Defined Terms . . . . . . . . . . . . . . .   2
          SECTION 1.02.  Other Definitional Provisions . . . . . . . . . . .  14
          SECTION 1.03.  Accounting Terms and Determinations . . . . . . . .  15

ARTICLE II.
     COMMITMENTS; LOAN;  NOTE; PREPAYMENTS . . . . . . . . . . . . . . . . .  15
          SECTION 2.01.  Loan. . . . . . . . . . . . . . . . . . . . . . . .  15
          SECTION 2.02.  Full Recourse . . . . . . . . . . . . . . . . . . .  16
          SECTION 2.03.  Note. . . . . . . . . . . . . . . . . . . . . . . .  16
          SECTION 2.04.  Optional Prepayments. . . . . . . . . . . . . . . .  16
          SECTION 2.05.  Mandatory Prepayments; Permanent
               Reduction of Commitments. . . . . . . . . . . . . . . . . . .  17
          SECTION 2.06.  Release of Mortgaged Property.  . . . . . . . . . .  17

ARTICLE III.
     PAYMENT OF PRINCIPAL AND INTEREST . . . . . . . . . . . . . . . . . . .  18
          SECTION 3.01.  Repayment of Loan . . . . . . . . . . . . . . . . .  18
          SECTION 3.02.  Interest. . . . . . . . . . . . . . . . . . . . . .  18
          SECTION 3.03.  Interest Adjustments. . . . . . . . . . . . . . . .  18

ARTICLE IV.
     PAYMENTS AND COMPUTATIONS . . . . . . . . . . . . . . . . . . . . . . .  19
          SECTION 4.01. Payments.. . . . . . . . . . . . . . . . . . . . . .  19
          SECTION 4.02.  Computations. . . . . . . . . . . . . . . . . . . .  20
          SECTION 4.03.  Minimum Amounts.  . . . . . . . . . . . . . . . . .  20
          SECTION 4.04.  Certain Notices.  . . . . . . . . . . . . . . . . .  20
          SECTION 4.05.  Set-Off.  . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE V.
     YIELD PROTECTION, ETC.. . . . . . . . . . . . . . . . . . . . . . . . .  21
          SECTION 5.01.  Additional Costs. . . . . . . . . . . . . . . . . .  21
          SECTION 5.02.  Illegality. . . . . . . . . . . . . . . . . . . . .  24
          SECTION 5.03.  Treatment of Affected Loan.   . . . . . . . . . . .  24
          SECTION 5.04.  Compensation. . . . . . . . . . . . . . . . . . . .  24
          SECTION 5.05.  Withholding Taxes.. . . . . . . . . . . . . . . . .  25
          SECTION 5.06.  Indemnity.  . . . . . . . . . . . . . . . . . . . .  28
          SECTION 5.07.  Duty to Mitigate. . . . . . . . . . . . . . . . . .  28


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

ARTICLE VI.
     CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . .  29
          SECTION 6.01.  Conditions to the Loan.   . . . . . . . . . . . . .  29

ARTICLE VII.
     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  35
          SECTION 7.01.  Partnership Existence.  . . . . . . . . . . . . . .  35
          SECTION 7.02.  Financial Condition.. . . . . . . . . . . . . . . .  35
          SECTION 7.03.  Litigation.   . . . . . . . . . . . . . . . . . . .  37
          SECTION 7.04.  No Breach.  . . . . . . . . . . . . . . . . . . . .  37
          SECTION 7.05.  Partnership Power; Authorization;
               Enforceable Obligations.  . . . . . . . . . . . . . . . . . .  37
          SECTION 7.06.  Approvals.  . . . . . . . . . . . . . . . . . . . .  38
          SECTION 7.07.  No Default.   . . . . . . . . . . . . . . . . . . .  38
          SECTION 7.08.  Ownership of Property.  . . . . . . . . . . . . . .  38
          SECTION 7.09.  Taxes.  . . . . . . . . . . . . . . . . . . . . . .  39
          SECTION 7.10.  Use of Credit.  . . . . . . . . . . . . . . . . . .  39
          SECTION 7.11.  ERISA.  . . . . . . . . . . . . . . . . . . . . . .  39
          SECTION 7.12.  Investment Company Act.   . . . . . . . . . . . . .  39
          SECTION 7.13.  Public Utility Holding Company Act.   . . . . . . .  40
          SECTION 7.14.  Environmental Matters.  . . . . . . . . . . . . . .  40
          SECTION 7.15.  True and Complete Disclosure.   . . . . . . . . . .  42
          SECTION 7.16.  Labor Matters.  . . . . . . . . . . . . . . . . . .  42

ARTICLE VIII.
     COVENANTS OF THE BORROWER . . . . . . . . . . . . . . . . . . . . . . .  42
          SECTION 8.01.  Financial Statements. . . . . . . . . . . . . . . .  42
          SECTION 8.02.  Certificates and Other Information.   . . . . . . .  44
          SECTION 8.03.  Litigation.   . . . . . . . . . . . . . . . . . . .  45
          SECTION 8.04.  Conduct of Business, Existence, Etc.  . . . . . . .  45
          SECTION 8.05.  Payment of Obligations.   . . . . . . . . . . . . .  47
          SECTION 8.06.  Insurance.  . . . . . . . . . . . . . . . . . . . .  47
          SECTION 8.07.  Limitation on Liens.  . . . . . . . . . . . . . . .  50
          SECTION 8.08.  ERISA.  . . . . . . . . . . . . . . . . . . . . . .  50
          SECTION 8.09.  Use of Proceeds.  . . . . . . . . . . . . . . . . .  51
          SECTION 8.10.  Environmental Laws.   . . . . . . . . . . . . . . .  51
          SECTION 8.11.  Hazardous Substances.   . . . . . . . . . . . . . .  53
          SECTION 8.12.  Claims.   . . . . . . . . . . . . . . . . . . . . .  53
          SECTION 8.13.  Estoppel Certificates, Subordination
               Agreements, etc.. . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE IX.
     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          SECTION 9.01.  . . . . . . . . . . . . . . . . . . . . . . . . . .  54


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

ARTICLE X.
     THE ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . . . . . .  58
          SECTION 10.01.  Appointment. . . . . . . . . . . . . . . . . . . .  58
          SECTION 10.02.  Delegation of Duties . . . . . . . . . . . . . . .  58
          SECTION 10.03.  Exculpatory Provisions . . . . . . . . . . . . . .  59
          SECTION 10.04.  Reliance by Administrative Agent . . . . . . . . .  59
          SECTION 10.05.  Notice of Default. . . . . . . . . . . . . . . . .  60
          SECTION 10.06.  Non-Reliance on Administrative Agent
               and Lender. . . . . . . . . . . . . . . . . . . . . . . . . .  60
          SECTION 10.07.  Reimbursement and Indemnification. . . . . . . . .  61
          SECTION 10.08.  Administrative Agent in Its Individual
               Capacity. . . . . . . . . . . . . . . . . . . . . . . . . . .  62
          SECTION 10.09.  Successor Administrative Agent . . . . . . . . . .  62
          SECTION 10.10.  Collateral Holder. . . . . . . . . . . . . . . . .  63

ARTICLE XI.
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          SECTION 11.01.  No Waiver; Cumulative Remedies . . . . . . . . . .  64
          SECTION 11.02.  Notices. . . . . . . . . . . . . . . . . . . . . .  64
          SECTION 11.03.  Expenses . . . . . . . . . . . . . . . . . . . . .  65
          SECTION 11.04.  Amendments . . . . . . . . . . . . . . . . . . . .  67
          SECTION 11.05.  Successors and Assigns . . . . . . . . . . . . . .  68
          SECTION 11.06.  Assignments and Participations . . . . . . . . . .  68
          SECTION 11.07.  Adjustments. . . . . . . . . . . . . . . . . . . .  71
          SECTION 11.08.  Survival . . . . . . . . . . . . . . . . . . . . .  72
          SECTION 11.09.  Captions . . . . . . . . . . . . . . . . . . . . .  72
          SECTION 11.10.  Counterparts . . . . . . . . . . . . . . . . . . .  72
          SECTION 11.11.  Severability . . . . . . . . . . . . . . . . . . .  72
          SECTION 11.12.  Integration. . . . . . . . . . . . . . . . . . . .  73
          SECTION 11.13.  GOVERNING LAW. . . . . . . . . . . . . . . . . . .  73
          SECTION 11.14.  Submission to Jurisdiction . . . . . . . . . . . .  73
          SECTION 11.15.  Acknowledgments. . . . . . . . . . . . . . . . . .  74
          SECTION 11.16.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . .  74

EXHIBIT A      FORM OF ASSUMPTION AGREEMENT
EXHIBIT B      FORM OF NOTE
EXHIBIT C      FORM OF NOTICE OF BORROWING
EXHIBIT D      FORM OF ASSIGNMENT AND ACCEPTANCE

SCHEDULE I     MORTGAGED PROPERTY
SCHEDULE II    COMMITMENTS
SCHEDULE III   VALUE OF ASSETS

     THIS CREDIT AGREEMENT (this "AGREEMENT") dated as of December 10, 1997, is entered into by and among Cali Realty, L.P. , a Delaware limited partnership (the "OPERATING PARTNERSHIP") and the Parties listed on Schedule I attached hereto (each a "PROPERTY PARTNERSHIP" and collectively with the Operating Partnership, "BORROWER"), the several lenders from time to time parties hereto ("LENDER"), and Prudential Securities Credit Corporation ("PSC"), a Delaware corporation, as administrative agent for the Lender (in such capacity, the "ADMINISTRATIVE AGENT").

     WHEREAS, Cali Realty Corporation ("CALI"), a Maryland corporation, the sole general partner of the Operating Partnership, proposes to combine with The Mack Company, a New Jersey based company ("MACK") and Patriot American Office Group, a Texas based company ("PATRIOT" and together with Mack, the "MACK COMBINATION") pursuant to a contribution and exchange agreement dated as of September 18, 1997 (the "MERGER AGREEMENT") as amended, among Cali, the Operating Partnership and the Mack Combination, whereby Cali will become Mack-Cali Corporation (the "COMPANY") and the Operating Partnership will become Mack-Cali Realty, L.P. (the "MERGER"); and

     WHEREAS, in connection with the Merger, Cali proposes to have the Company assume certain indebtedness of Mack in aggregate principal amount of approximately $300,000,000 (the "EXISTING MACK DEBT") which is secured by mortgages on certain property owned by Mack which will become assets of the Company, and that each such assumption by the Company requires the consent of the respective holders of the Existing Mack Debt; and

     WHEREAS, the Company has requested Lender to make a single loan to Borrower for the purpose of prepaying the Existing Mack Debt, where the holders of such debt have not consented to the assumption by the Company, to pay certain fees and expenses incurred in connection therewith, and to make payments in connection with the consummation of the Merger, up to an aggregate principal amount at any one time outstanding equal to $200,000,000, pursuant to and subject to the terms and conditions set forth herein, and Lender is willing to make such loan on and subject to the terms and conditions hereof in the maximum amount equal to $200,000,000; and

     WHEREAS, the Operating Partnership and its affiliates own 100% of the legal and beneficial ownership of the Property Partnerships; and

     WHEREAS, to secure repayment of the Obligations (as hereinafter defined) the Property Partnerships have agreed to provide to the Administrative Agent, for the benefit of Lender, a first mortgage lien on each of the Mortgaged Properties (as hereinafter defined) and an assignment of all leases and rents with respect to the Mortgaged Properties; and

     WHEREAS, if the Property Partnerships did not provide Lender a first mortgage lien on the Mortgaged Property, Lender would not have made the Loan (as hereinafter defined); and

     WHEREAS, each Property Partnership is obtaining a material benefit from the Loan.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, Borrower, Lender and the Administrative Agent hereby agree as follows:

                                      ARTICLE I
                           DEFINITIONS; ACCOUNTING MATTERS

          SEXTION 1.01   CERTAIN DEFINED TERMS.  As used herein, the following
terms shall have the following meanings:

          "ADDITIONAL COSTS" has the meaning set forth in SECTION 5.01(A).

          "ADMINISTRATIVE AGENT" means Prudential Securities Credit Corporation, a Delaware corporation, as administrative agent for Lender, or any successor administrative agent approved in accordance with SECTION 10.09.

          "AFFILIATE" means any Person that directly or indirectly controls, or is under common control with, or is controlled by, any other Person. As used in this definition, "CONTROL" (including, with its correlative meaning, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the other Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "AGREEMENT" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "ALLOCATED MORTGAGED PROPERTY LOAN AMOUNT" means the aggregated amounts listed on SCHEDULE III hereto for those properties owned by the Property Partnership.

          "APPLICABLE LENDING OFFICE" means, with respect to any Lender or Reference Banks, the branch or branches (or Affiliate or Affiliates) from which any Loan of Lender or Reference Bank, as the case may be, are made or maintained under this Agreement, as designated by, or by notice provided to, the Administrative Agent from time to time.

          "ASSIGNEE" means Lender or any Affiliate thereof, or, with the consent of the Administrative Agent and Borrower (which shall not be unreasonably withheld), any additional lender or financial institution, who receives an assignment of all or any part of Lender's rights and obligations under the Agreement, the Note and the other Credit Facility Documents pursuant to SECTION 11.06.

          "ASSIGNMENT AND ACCEPTANCE" means an agreement in the form of EXHIBIT B hereto, executed by the assignor, assignee and other parties as contemplated thereby.

          "ASSIGNMENT OF LEASES" means the present Assignment of Leases and Rents, made by Property Partnership in favor of the Administrative Agent.

          "ASSUMPTION AGREEMENT" means the Assumption Agreement in the form of EXHIBIT A, to be entered into by Mack-Cali Realty, L.P. upon the consummation of the Merger.

          ''BANKRUPTCY CODE" means the Federal Bankruptcy Code of 1978, as amended from time to time.

          "BASLE ACCORD" has the meaning set forth in SECTION 5.01(C).

          "BENEFITTED LENDER" has the meaning set forth in SECTION 11.07.

          "BUSINESS DAY" means any day on which both (a) commercial banks are not authorized or required to close in New York City, and (b) dealings in Dollar deposits are carried out in the London interbank market.

          "CALI PLEDGE AGREEMENT" means the pledge agreement between Cali and the Administrative Agent dated November 1, 1996, as amended by the Modification to Revolving Credit Facility Agreement and Other Credit Facility Documents dated August 12, 1997, among the Operating Partnership, the lenders party thereto and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "CAPITALIZED LEASE" shall mean, with respect to any Person, any lease or other agreement with respect to the use of Property that, in accordance with GAAP, must be capitalized on the lessee's or user's balance sheet or the amount of the liability which, if so capitalized, must be disclosed in a note to such balance sheet.

          "CAPITALIZED LEASE OBLIGATION" of any Person shall mean, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed), in accordance with GAAP, on a balance sheet (or in a note to such balance sheet) of such Person in respect of a Capitalized Lease of such Person.

          "CHANGE OF CONTROL" means, at any time after the Closing Date, (i) if any Person or group shall own or control more than 30% of either (x) the Company on a fully diluted basis assuming the conversion of all its Preferred Stock and its Ownership interest in the Operating Partnership or (y) the Operating Partnership's Common Units and Preferred Units or (ii) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities Exchange Commission thereunder as in effect on the date hereof) .

          "CLOSING DATE" means the date on which the conditions precedent to the making of the Loan as set forth in SECTION 6.01 shall be satisfied or waived by Lender and the Loan is made hereunder, which in no event shall be later than December __, 1997.

          "COLLATERAL" means the Property described in the Cali Pledge Agreement and the Operating Partnership Pledge Agreement.

          "COLLATERAL HOLDER" means PSC in its capacity (i) as Administrative Agent and as custodian of the Collateral under the Cali Pledge Agreement and the Operating Partnership Pledge Agreement and (ii) as Mortgagee under the Mortgage, and any successor thereto appointed in accordance with SECTION 10.09.

          "COMPANY" has the meaning set forth in the recitals hereto.

          "CONSOLIDATED SUBSIDIARY" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired), the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking (including, without limitation, its charter, bylaws or other organizational documents) to which such Person is a party or by which it or any of its Property is bound.

          "CREDIT FACILITY DOCUMENTS" means this Agreement, the Note issued under this Agreement, the Mortgage, the Assignment of Leases, and any other ancillary documentation which is required to be otherwise executed by Borrower or any Third Party and delivered to the Administrative Agent in connection with this Agreement, together with any rider, addendum or amendment thereto, as amended from time to time.

          "DEFAULT" means an Event of Default or any event, act or condition which merely with notice or lapse of time, or both, would become an Event of Default.

          "DOLLARS" and "$" means lawful money of the United States of America.

          "EBITDA" means as to any Person, for any determination period, earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP.

          "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity Agreement dated as of December __, 1997 made by Borrower to the Administrative Agent.

          "ENVIRONMENTAL LAWS" means any and all present and future federal, state, municipal and local laws, rules, regulations, statutes, ordinances or codes, common law causes of action, judicial and administrative decisions, and any orders or decrees of any Governmental Authority, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitations, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

          "ERISA AFFILIATE" means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or 414(c) of the Internal Revenue Code of which Borrower is a member, and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in
Section 414(m) or 414(o) of the Internal Revenue Code of which Borrower is a member.

          "EVENT OF DEFAULT" means any of the events specified in Article IX.

          "EXISTING CREDIT FACILITY DOCUMENTS" means (i) the Revolving Credit Facility Agreement dated November 1, 1996 among the Operating Partnership, the lenders party thereto and the Administrative Agent as amended by the Modification to Revolving Credit Facility Agreement and Other Credit Facility Documents dated August 12, 1997 among the Operating Partnership, the lenders party thereto and the Administrative Agent, and the Second Modification to Revolving Credit Facility Agreement and Other Credit Facility documents dated as of the date hereof among the Operating Partnership, the lenders party thereto and the Administrative Agent (the "Second Modification"), as amended from time to time, and the other Credit Facility Documents (as that term is defined in said Revolving Credit Facility Agreement), as amended from time to time, pursuant to which the Pledged Partnership Interests and

Pledged Stock were pledged by the Operating Partnership and Cali respectively to the Administrative Agent, for the benefit of the Lenders.

          "FINANCING STATEMENTS" means the UCC financing statements executed by each Property Partnership, as debtor, in favor of the Administrative Agent, as secured party.

          "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report or determination.

          "GOVERNMENTAL AUTHORITY" means any federal, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTY OBLIGATION" means all obligations, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing in any manner, whether directly or indirectly, any Indebtedness of any other Person, including any obligation (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease (or advance or supply funds for the purchase or lease of) any Property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or
(iii) to maintain working capital, equity capital or compliance with any other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or satisfy such condition.

          "HAZARDOUS SUBSTANCES" means, collectively, (a) any petroleum or petroleum products or by-products, flammable materials, explosives, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants or any other chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import or meaning under any Environmental Law, and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "INDEBTEDNESS" means, for any Person, as of any date as of which the amount thereof is to be determined, whether secured or unsecured, (a) all obligations of such Person evidenced by bonds, debentures, Note or similar instruments, (b) all obligations of such Person upon which interest charges are customarily paid, (c) al1 obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person,
(d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid within ninety (90) days after the same are due), (e) all Indebtedness of other Persons to the extent secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Capitalized Lease Obligations of such Person, (g) all Guaranty Obligations, (h) obligations of such Person in respect of any Interest Rate Protection Agreements, and (i) obligations of such Person in respect of commercial letters of credit, acceptance facilities, drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person and matured reimbursement obligations in respect of standby letters of credit.

          "INITIAL DATE" means (a) in the case of the Administrative Agent and Lender, the date of this Agreement, and (b) in the case of each other Lender or a Participant, the date upon which it became a Lender or Participant.

          "INTEREST DEFICIT" has the meaning set forth in SECTION 3.03(A).

          "INTEREST PAYMENT DATE" means (a) the last Business Day of each month or (b) the Maturity Date, as applicable.

          "INTEREST PERIOD" means with respect to the Loan, (i) initially, the period commencing on the date such Loan is made and ending on the day immediately preceding the Interest Payment Date; and (ii) thereafter each period commencing on the Interest Payment Date and ending on the day immediately preceding the Interest Payment Date.

          "INTEREST RATE" means with respect to any Interest Period, an interest rate per annum equal to LIBOR Base Rate plus 110 basis points.

          "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "CREDIT EXPOSURE" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as amended from time to time, or any successor provision thereto.

          "LENDER" means the several lenders from time to time parties hereto as set forth in the recitals of this Agreement.

          "LIBOR BASE RATE" means, for any Interest Period,

          (a) the rate per annum determined by the Administrative Agent to be the offered rate for dollar deposits with a term comparable to such Interest Period that appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace such page on such service, or on another service designated by the British Bankers' Association, for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market) at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period. If such rate does not appear on such page, "LIBOR" shall mean the rate of interest communicated by the LIBOR Reference Bank to the Administrative Agent as the rate at which U.S. dollar deposits are offered to the LIBOR Reference Bank by leading banks in the London interbank deposit market at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period in an amount substantially equal to the LIBOR Reference Amount for a term equal to such Interest Period; or

          (b) if (i) on any LIBOR Determination Date the Administrative Agent is unable to determine the LIBOR Base Rate in the manner provided in paragraph (a) above, or (ii) setting the LIBOR Rate at the rate computed based on the determination of LIBOR Base Rate as provided in paragraph (a) above would be unlawful, then the LIBOR Base Rate for such Interest Period shall be the LIBOR Base Rate as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the rate determined by the Administrative Agent subject to reasonable approval of the Borrower.

          "LIBOR DETERMINATION DATE" shall mean the second Business Day preceding the first day of each Interest Period.

          "LIBOR RATE" means, for each Loan and for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement, if any, for such Loan for such interest Period.

          "LIEN" means any mortgage, lien, pledge, charge, security interest, negative pledge or encumbrance of any kind or restriction on the creation of any of the foregoing whether relating to any property or right or the income or profits therefrom for the purpose of subjections of such property to the payment of any indebtedness. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, other title retention agreement (other than an operating lease) or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction relating to such Property.

          "LOAN" means the loan by Lender to Borrower under SECTION 2.01.

          "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the consolidated business or consolidated financial condition of such Person and its Subsidiaries taken as a whole or, in the case of Borrower, on the ability of Borrower to perform its obligations hereunder.

          "MATURITY DATE" means the one year anniversary of the Closing Date.

          "MERGER" shall have the meaning set forth in the recitals hereto.

          "MERGER AGREEMENT" shall have the meaning set forth in the recitals hereto.

          "MERGER CONSUMMATION DATE" means the date on which the Merger as contemplated by the Merger Agreement has been consummated.

          "MORTGAGE" means the Mortgage, Security Agreement and Assignment of Leases and Rents dated as of December __, 1997 made by Property Partnerships in favor of the Administrative Agent.

          "MORTGAGED PROPERTY" means the real property, buildings and other improvements thereon listed on SCHEDULE I.

          "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by Borrower and which is covered by Title IV of ERISA.

          "NOTE" has the meaning set forth in SECTION 2.04.

          "NOTICE OF BORROWING" shall have the meaning set forth in SECTION
2.01.

          "OBLIGATIONS" means the unpaid principal of and interest on the Note and all other obligations and liabilities of Borrower to the Administrative Agent or Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note, the other Credit Facility Documents or the Existing Credit Facility Documents, or any other document made, delivered or given in connection with therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, after the occurrence of a Default or Event of Default, all reasonable fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

          "OPERATING PARTNERSHIP" means Cali Realty, L.P., a Delaware limited partnership.

          "OPERATING PARTNERSHIP PLEDGE AGREEMENT" means the pledge agreement dated November 1, 1996 as amended by the Modification to Revolving Credit Facility Agreement and Other Credit Facility Documents dated August 12, 1997, among the Operating Partnership, the lenders party thereto and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "PARTICIPANT" has the meaning set forth in SECTION 11.06(B).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERSON" means any individual, corporation, company, division of a corporation, voluntary association, partnership, limited liability company, joint venture, trust, association, estate, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PLAN" means an employee benefit or other plan established or maintained by Borrower that is covered by Title IV or ERISA, other than a Multiemployer Plan.

          "PLEDGED PARTNERSHIP INTERESTS" means a 99% limited partnership interest owned by the Operating Partnership in Holdings (as defined in the Existing Credit Facility Documents) and a 99% limited partnership interest owned by the Operating Partnership in each of the UREs (as defined in the Existing Credit Facility Documents), all to be pledged to the Administrative Agent as security for the Obligations pursuant to the Operating Partnership Pledge Agreement.

          "PLEDGED STOCK" means 100% of the issued and outstanding capital stock of the G.P. Subs owned by the Company to be pledged to the Administrative Agent as security for the Obligations pursuant to the Cali Pledge Agreement.

          "POST-DEFAULT RATE" means, in respect of any principal of or interest on any Loan or any other amount whatsoever payable by Borrower under this Agreement or the Note that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date of such amount to but excluding the date on which such amount is paid in full (after as well as before judgment) equal to 300 basis points in excess of the Interest-Rate.

          "PRO FORMA CLOSING DATE BALANCE SHEET" shall mean the PRO FORMA balance sheet of the Company and its Subsidiaries, as provided in the Prospectus dated November 10, 1997, prepared by a Responsible Officer of Cali, giving effect to the transactions thereunder, and certified by such Responsible Officer that such PRO FORMA balance sheet was prepared in good faith, represents the Company's best estimate of the information set forth therein, is based upon reasonable assumptions and all relevant information available to Cali, and such balance sheet has not changed except for the Loan.

          "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "PROPERTY PARTNERSHIP" has the meaning set forth in the recitals hereto.

          "PROPERTY RELEASE" shall have the meaning set forth in SECTION 2.06.

          "PRUDENTIAL" shall mean The Prudential Insurance Company of America or any of its Affiliates.

          "PSC" means Prudential Securities Credit Corporation.

          "REFERENCE BANKS" initially shall be Bank of Tokyo Ltd., Barclay's Bank, plc, National Westminster Bank plc, and Bankers Trust Company. Each Reference Bank shall (a) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, and (b) have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such, or if any Reference Bank in any other way fails to meet the qualifications of a Reference Bank, the Administrative Agent shall designate alternative Reference Banks meeting the criteria specified in this paragraph. The Administrative Agent shall have no liability or responsibility to any Person for: (1) the selection of any Reference Bank for purposes of determining the LIBOR Base Rate; (ii) the inability to retain at least four Reference Banks that is caused by circumstances beyond its reasonable control; (iii) the selection of any New York or European banks pursuant to clause (a)(ii) of the definition of "LIBOR BASE RATE" for purposes of determining the LIBOR Base Rate; or (iv) the inability to select such New York or European banks that is caused by circumstances beyond its reasonable control.

          "REGISTER" has the meaning set forth in SECTION 11.06(D).

          "REGULATIONS D, G, T, U AND X" mean, respectively, Regulations D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "REGULATORY CHANGE" means any change after the date of this Agreement in federal, state or foreign laws or regulations (including, without limitation,

Regulation D) or the adoption or making after such date of any interpretation, directive, guideline, policy or request applying to a class of banks or other financial institutions, including the Lenders, of or under any federal, state or foreign laws or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "REIT" means a real estate investment trust as defined in the Internal Revenue Code.

          "REIT GROUP" means the Company and all of its Affiliates.

          "RELEASE" means any material release, spill, emission, leaking, pumping, injection deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "REQUIREMENT OF LAW" means, as to any Person, all provisions of any law, statute, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority of competent jurisdiction, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "RESERVE REQUIREMENT" means, for any Interest Period for Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Administrative Agent (as determined by the Administrative Agent in its sole discretion) against "Eurocurrency Liabilities" (as such term is used Regulation D); PROVIDED, HOWEVER, that allocation of such reserves (if any) to the Loan or the transactions contemplated hereby shall be in the sole discretion of the Administrative Agent. Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by the Administrative Agent (as determined by the Administrative Agent in its sole discretion) by reason of any Regulatory Change with respect to (a) any category of liabilities that includes deposits by reference to which the LIBOR Base Rate for the Loan is to be determined as provided in the definition of "LIBOR Base Rate" in this SECTION 1.01 or (b) any category of extensions of credit or other assets that includes the Loan.

          "RESIDENTIAL LEASE" has the meaning set forth in SECTION 8.17.

          "RESPONSIBLE OFFICER'' means the chief executive officer, executive vice president, the president or Controller of Cali or, with respect to financial matters, the chief financial officer of Cali.

          "SECURITIES ACT" means the Securities Act of 1933, as from time to time amended.

          "SUBSIDIARY" means, for any Person, any corporation, partnership or other entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "TAXES" means all non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings, as set forth in SECTION 5.05(A).

          "THIRD PARTY" means any Person who guarantees or pledges collateral to secure the obligations of Borrower under this Agreement.

          "TRANSFEREE" means any Participant or assignee as set forth in SECTION 11.06(F).

          SECTION 1.02   OTHER DEFINITIONAL PROVISIONS.

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings specified herein when used in the Note or the other Credit Facility Documents or any certificate or other document made or delivered pursuant hereto.

          (b) The words "HEREOF","HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) The meanings given to terms defined in SECTION 1.01 and in other provisions of this Agreement shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 1.03   ACCOUNTING TERMS AND DETERMINATIONS.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and the Lender hereunder shall unless otherwise disclosed to Lender in writing at the time of delivery thereof) be prepared, in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein). All calculations made for the purposes of determining compliance with this Agreement shall be made by application of GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

          (b) Borrower shall deliver to Lender at the same time as the delivery of any annual or quarterly financial statement under SECTION 8.01 (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements, and
(ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                                      ARTICLE II
                        COMMITMENTS; LOAN;  NOTE; PREPAYMENTS

          SECTION 2.01 LOAN. Subject to the terms and conditions of this Agreement, Lender agrees, to extend credit to Borrower by making a term loan in Dollars ("LOAN") to Borrower, on the Closing Date, in an aggregate principal amount of TWO HUNDRED MILLION DOLLARS ($200,000,000). Borrower shall give the Administrative Agent an irrevocable notice (a "NOTICE OF BORROWING") for the Loan. The Notice of Borrowing shall be substantially in the form of EXHIBIT C.

          SECTION 2.02 FULL RECOURSE. The Obligations, including the Loan made hereunder, shall be with full recourse to the assets of each constituent Borrower, the Operating Partnership, and its general partner, Cali.

          SECTION 2.03   NOTE.

          (a) The Loan made by Lender shall be evidenced by a promissory note of Borrower payable to Lender in substantially the form of EXHIBIT B, dated the date hereof, with appropriate insertions as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to $200,000,000. The outstanding principal balance of the Loan as evidenced by the Note shall be payable on the Maturity Date, unless the same becomes due and payable on an earlier date pursuant to the terms hereof. The Note will bear interest on the outstanding principal balance thereof as set forth in SECTION
3.02 hereof.

          (b) The date, amount, interest rate and duration of each Interest Period of the Loan, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of the Note, endorsed by Lender on the schedule attached to and constituting a part of the Note; PROVIDED, HOWEVER, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make any payment when due hereunder;

PROVIDED FURTHER, HOWEVER, that any such recordation or endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded absent manifest error.

          SECTION 2.04 OPTIONAL PREPAYMENTS. (a) Subject to SECTIONS 4.04 AND 5.04, Borrower shall have the right to prepay the Loan, in whole or in part, at any time or from time to time without premium or penalty (other than customary LIBOR breakage costs); PROVIDED, HOWEVER, that Borrower shall give the Administrative Agent notice of each such prepayment as provided in SECTION 4.04 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Partial repayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. All prepayments shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of prepayment. Amounts repaid may not be reborrowed.

          SECTION 2.05 MANDATORY PREPAYMENTS; PERMANENT REDUCTION OF COMMITMENTS. Subject to SECTIONS 4.04 AND 5.04, in the event of a Change of Control with respect to the REIT Group, Borrower shall repay the outstanding principal of the Loan, in full, with, (i) accrued interest and fees and (ii) customary breakage costs for LIBOR. If Borrower shall receive any proceeds from loans made by Prudential, other than borrowing under the Existing Credit Facility Documents or under this Agreement, and Prudential in its sole discretion requires the Borrower to use the proceeds of such loans to repay the Loan, then Borrower shall repay the Loan in an amount equal to the aggregate net proceeds of such loans, with, (i) accrued interest and fees and (ii) customary breakage costs for LIBOR. All prepayments hereunder shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of prepayment.

          SECTION 2.06 RELEASE OF MORTGAGED PROPERTY. Borrower may obtain the release of one or more of the Mortgaged Properties (a "PROPERTY RELEASE") from the lien of this Agreement, the Mortgage and the other Credit Facility Documents, provided the following conditions are met:

          (a) Borrower gives the Administrative Agent at least ten (10) Business Days prior written notice;

          (b) no Event of Default shall have occurred and be continuing as of the date of such notice and the date of the Property Release;

          (c) the Loan outstanding at the time of the Property Release are reduced by an amount equal to 125% of the Allocated Mortgaged Property Loan Amount; and

          (d) the Administrative Agent shall have determined, in its reasonable discretion that, after giving effect to the Property Release, the Loan amount does not exceed 65% of the value of the Mortgaged Properties at the time of the Property Release.



                                     ARTICLE III
                          PAYMENT OF PRINCIPAL AND INTEREST

          SECTION 3.01 REPAYMENT OF LOAN. Borrower agrees to repay on the Maturity Date the aggregate outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon and all other amounts due under the Note and the other Credit Facility Documents.

          SECTION 3.02   INTEREST.

          (a) Borrower agrees to pay interest on the unpaid principal amount of the Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, for each Interest Period relating thereto, at a rate per annum (computed on the basis set forth in SECTION 4.02(a) equal to the Interest Rate for such Loan.

          (b) Notwithstanding the foregoing, Borrower hereby promises to pay interest at the applicable Post-Default Rate on the principal of or interest on the Loan and on any other amount payable by Borrower hereunder or under the Note which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to and including the date the same is paid in full (after as well as before judgment).

          (c) Accrued interest on the Loan shall be payable on the Interest Payment Date; PROVIDED, HOWEVER, that interest payable at the Post-Default Rate shall be payable from time to time on demand.

          SECTION 3.03   INTEREST ADJUSTMENTS.

          (a) If the provisions of this Agreement or the Note would at any time require payment by Borrower to Lender of an amount of interest in excess of the maximum amount then permitted by the law applicable to the Loan, the interest payments to Lender shall be reduced to the extent necessary so that Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, Lender shall receive interest payments hereunder or under the Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "INTEREST DEFICIT") will, to the fullest extent permitted by Requirements of Law, cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to Lender hereunder and under the Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing Lender to receive interest in excess of the maximum amount then permitted by the law applicable to the Loan.

          (b) The amount of the Interest Deficit relating to the Loan shall be paid in full at the time of any optional prepayment by Borrower to Lender pursuant to SECTIONS 2.05 OR 2.06. The amount of the Interest Deficit relating to the Loan at the time of any complete payment of the Loan at that time outstanding (other than an optional prepayment thereof pursuant to SECTION 2.05 or mandatory prepayment pursuant to SECTION 2.06) shall be canceled and not paid.


                                      ARTICLE IV
                              PAYMENTS AND COMPUTATIONS

          SECTION 4.01   PAYMENTS.

          (a) All payments (including prepayments) to be made by Borrower hereunder and under the Note, whether on account of principal, interest, fees or otherwise, shall be made without deduction, set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lender, at the Administrative Agent's office specified in SECTION 11.02, in Dollars and in immediately available funds. If any payment on the Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Lender may (but shall not be obligated to) debit the amount of any payment that is not made when due to any ordinary deposit account of the Borrower with Lender.

          SECTION 4.02   COMPUTATIONS.

          (a) Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed in each Interest Period occurring in the period for which payable. Other amounts owing hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed in each Interest Period occurring in the period for which payable. The Administrative Agent shall as soon as practicable notify Borrower of each determination of a Interest Rate. Any change in the interest rate on the Loan resulting from a change in the Reserve Requirement shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify Borrower of the effective date and the amount of each such change in interest rate.

          (b) The establishment of the LIBOR Base Rate on each LIBOR Determination Date by the Administrative Agent and the Administrative Agent's calculation of the rate of interest for the related Interest Period shall (in the absence of manifest error) be final and binding on Borrower and Lender. The Administrative Agent shall make available the then current LIBOR Base Rate to any Lender upon request. Furthermore, the Administrative Agent shall promptly send written notice of its determination of the LIBOR Base Rate to Borrower prior to the close of business on each LIBOR Determination Date.

          SECTION 4.03 MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to SECTION 2.06 and prepayments made pursuant to SECTION 5.03, each partial prepayment of principal of the Loan shall be in an aggregate principal amount at least equal to $1,000,000 or in multiples of $500,000 in excess thereof.

          SECTION 4.04 CERTAIN NOTICES. Written or telephonic (promptly confirmed in writing) notices by Borrower of optional prepayments of the Loan shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m., New York time, ten (10) Business Days prior to the date of the relevant prepayment or the first day of such Interest Period. Each such notice of optional prepayment shall specify the amount (subject to SECTION 4.03) of the Loan to be prepaid and the date (which shall be a Business Day) of such proposed prepayment.

          SECTION 4.05. SET-OFF. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, if an Event of Default shall have occurred and be continuing, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder or under the Note (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower and the Administrative Agent after any such set-off and application made by Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.


                                       ATICLE V
                                YIELD PROTECTION, ETC.

          SECTION 5.01   ADDITIONAL COSTS.

          (a) Borrower shall pay directly to the Administrative Agent for the account of Lender from time to time such amounts as Lender may (in its sole judgment) determine to be necessary to compensate Lender for any costs that Lender determines are attributable to its making or maintaining of the Loan or its obligation to make the Loan hereunder, or any reduction in any amount receivable by Lender hereunder in respect of any of the Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

          (i) subjects Lender to, or increases the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to the Loan, or changes the basis of taxation of any amounts payable to Lender under this Agreement or the Note in respect of any of the Loan (other than taxes imposed on or measured by the overall net income of Lender or of the Applicable Lending Office for any of the Loan by the jurisdiction in which Lender has its principal office or such Applicable Lending Office) and other than changes generally affecting the manner in which the income of the Lender or its Applicable Lending Office is subjected to taxation;

          (ii) imposes, modifies or deems applicable any reserve, deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBOR Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including, without limitation, any of the Loan or any deposits referred to in the definition of "LIBOR Base Rate" in SECTION 1.01; or

          (iii) imposes any other condition affecting this Agreement or the Note (or any of such extensions of credit or liabilities).

If Lender requests compensation from Borrower under this SECTION 5.01(A), Borrower may, by notice to the Administrative Agent (who shall forward it to the Lender), (A) suspend the obligation of Lender thereafter to make the Loan, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 5.03 shall be applicable), PROVIDED, HOWEVER, that such suspension shall not affect the right of Lender to receive the compensation so requested, or (B) prepay the Loan in full (subject always to SECTION 5.04).

          (b) Without limiting the effect of the provisions of SECTION 5.01(A), in the event that, by reason of any Regulatory Change, Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender that includes deposits by reference to which the interest rate on the Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of Lender that includes the Loan, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if Lender so elects by notice to Borrower (with a copy to the Administrative Agent), the obligation of Lender to make the Loan hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of SECTION 5.03 shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
SECTION 5.01 (but without duplication), Borrower shall pay from time to time on request such amounts as Lender may determine to be necessary to compensate Lender for any costs that it determines are attributable to maintenance by Lender (or any Applicable Lending Office) or the Lender's holding company, pursuant to any law, rule or regulation or any interpretation, guideline, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change, or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of the Loan (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender (or any Applicable Lending Office) or Lender's holding company to a level below that which Lender (or any Applicable Lending Office) or the Lender's holding company could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this SECTION 5.01(C), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards," dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) The Administrative Agent shall notify Borrower of any event occurring after the date of this Agreement entitling Lender to compensation under SECTION 5.01(A) or 5.01(C) as promptly as practicable after the Administrative Agent obtains actual knowledge thereof. Lender will designate a different Applicable Lending Office for the Loan affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of Lender, be materially disadvantageous to Lender; PROVIDED, HOWEVER, that Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Lender will furnish to Borrower (through the Administrative Agent) a certificate setting forth the basis and amount of each request by Lender for compensation under
SECTION 5.01(A) or 5.01(C). Determinations and allocations by Lender for purposes of this SECTION 5.01 of the effect of any Regulatory Change pursuant to
SECTION 5.01(A) or SECTION 5.01(B), or of the effect of capital maintained pursuant to SECTION 5.01(C), on its costs or rate of return of maintaining the Loan or its obligation to make the Loan, or on amounts receivable by it in respect of the Loan, and of the amounts required to compensate Lender under this
SECTION 5.01, shall be conclusive and binding on the Borrower in the absence of manifest error; PROVIDED, HOWEVER, that such determinations and allocations are made on a reasonable basis. Borrower shall pay to the Administrative Agent, for the account of Lender, the amounts shown as due on any such certificate within ten (10) Business Days after its receipt of the same. No failure on the part of Lender to demand compensation under paragraph (a) or (c) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

          SECTION 5.02 ILLEGALITY. Notwithstanding any other provision of this Agreement, if any change after the date hereof in Applicable law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for Lender to honor its obligations to make, maintain the Loan hereunder, then the Lender shall promptly notify Borrower and the Administrative Agent thereof and Lender's obligation to make, maintain the Loan shall be suspended until such time as Lender may again make and maintain the Loan (in which case the provisions of SECTION 5.03 shall be Applicable).

          SECTION 5.03 TREATMENT OF AFFECTED LOAN. If the obligation of Lenders to make the Loan shall be suspended pursuant to SECTION 5.01 or 5.02, Borrower may, by notice to Lender as provided in SECTION 4.04, elect to prepay the Loan in full (subject always to SECTION 5.04).

          SECTION 5.04   COMPENSATION.

          (a) Borrower shall pay to Lender, upon the request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost or expense that Lender determines is attributable to any payment or mandatory or optional prepayment of the Loan for any reason (including, without limitation, the acceleration of the maturity of the Loan pursuant to ARTICLE IX) on a date other than the last day of an Interest Period for the Loan.

Without limiting the effect of the preceding sentence, such compensation shall include an amount as reasonably determined by Lender equal to the excess, if any, of (A) the amount of interest, computed at a rate equal to the LIBOR Base Rate, that otherwise would have accrued on the principal amount so paid, prepaid or not borrowed for the period from the date of such payment, prepayment, or failure to borrow to the last day of the then current Interest Period for the Loan at the applicable rate of interest for the Loan provided for herein over
(B) the amount of interest that would have accrued for such period on such principal amount at a rate per annum equal to the interest component of the amount the Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Lender). Lender shall deliver to Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by Lender, which certificates shall be conclusive absent manifest error.

          (b) If Borrower fails to prepay the Loan on the date specified in any prepayment notice delivered pursuant to SECTION 2.05 or 2.06, Borrower on demand by Lender shall pay to the Administrative Agent for the account of Lender any amounts required to compensate Lender for any loss incurred by Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Lender shall deliver to Borrower and the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by Lender, which certificates shall be conclusive absent manifest error.

          SECTION 5.05   WITHHOLDING TAXES.

          (a) Unless otherwise provided in this SECTION 5.05, all payments made by Borrower under this Agreement and the Note shall be made free and clear of, and without deductions or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and Lender, net income taxes and franchise taxes and other taxes based upon net income imposed on the Administrative Agent or Lender, as the case may be (all such non-excluded taxes, levies, imposts, dudes, charges, fees, deductions and withholdings being hereinafter called "Taxes"). Subject to clauses (b) through (e) of this SECTION 5.05, if any Taxes are required to be withheld from any amounts payable to the Administrative Agent or Lender, the amounts so payable to the Administrative Agent or Lender shall be increased to the extent necessary to ensure that (after payment of all Taxes and any other taxes including income taxes payable by the Administrative Agent or Lender by reason of the receipt of such increased amount in any jurisdiction in which the Administrative Agent or Lender is subject to tax) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such withholding been required. Whenever any Taxes are so required to be withheld by Borrower, as promptly as possible thereafter it shall pay such Taxes to the relevant Governmental Authority and send to the Administrative Agent, for its own account or for the account of Lender as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, Borrower shall (in addition to the foregoing) indemnify the Administrative Agent or Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or Lender as a result of any such failure.

          (b) The Administrative Agent and Lender shall, prior to the Closing Date or (if later) the date of the initial Loan for the Lender, deliver to Borrower and the Administrative Agent (i) two copies of a statement that it is incorporated under the laws of the United States or a state thereof, containing such information as is required by U.S. Treasury Regulation Section l.1441-5(b), together with two duly completed copies of Internal Revenue Service Form W-9 (or successor forms), or
(ii) if Lender is not incorporated under the laws of the United States or a state thereof (A) two duly completed copies of United States Internal Revenue Service Form 1001 (and Form 8306 if required by applicable law) or 4224 or successor applicable form, as the case may be, and (B) Internal Revenue Service Form W-8 or W-9 or successor applicable form. The Administrative Agent and Lender also agree to deliver to Borrower and (in the case of a Lender) the Administrative Agent two further copies of the said Form 1001 (and Form 8306 if required by applicable law) or 4224 and Form W-8 or W-9, or successor applicable forms or other statement, form or manner of certification, as the case may be, on or before the date that any such statement, form or other certification expires or becomes obsolete or after the occurrence of any event requiring a change in or addition to the most recent statement, form or other certification previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower or the Administrative Agent, unless in any such case any change in treaty, law or regulation has occurred after the Initial Date with respect to Lender and prior to the date on which any such delivery would otherwise be required which renders all such statements, forms or other certifications inapplicable or which would prevent Lender from duly completing and delivering any such statement, form or other certification with respect to it and Lender so advises Borrower and the Administrative Agent. The Administrative Agent and the Lender, as the case may be, shall certify (1) in the case of a Form 1001 or 4224, that it is entitled to receive payments from Borrower under this Agreement without deduction or withholding of any United States federal income taxes, (2) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax, and (3) in the case of a Form 8306, that is a bona fide resident of the relevant foreign country.

          (c) If the Administrative Agent or Lender receives a refund in respect of Taxes (whether directly or by way of offset) paid by Borrower (for which Borrower has made additional payments pursuant to SECTION 5.05(A) to the Administrative Agent or such Lender, as the case may be), it shall promptly pay such refund to the Borrower; PROVIDED, HOWEVER, that Borrower agrees to promptly return such refund to the Administrative Agent or Lender, as the case may be, after it receives notice from Lender that it is required to repay such refund.

          (d) Borrower shall have no obligation to pay additional amounts pursuant to clause (a) of this SECTION 5.05 to the Administrative Agent or Lender with respect to Taxes to the extent that such Taxes or additional amounts result from (i) the failure of Lender or the Administrative Agent to comply with its obligations or agreements under this SECTION 5.05, or (ii) any representation or warranty made in any certificate or otherwise by Lender or the Administrative Agent pursuant to this SECTION 5.05 proving to have been incorrect in any material respect when made.

          (e) The agreements in this SECTION 5.05 shall survive the termination of this Agreement and the payment of all obligations payable hereunder.

          (f) Each assignee of Lender's interest in this Agreement in conformity with SECTION 11.06 shall be bound by this SECTION 5.05, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this SECTION 5.05.

          SECTION 5.06 INDEMNITY. Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (a) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (b) the making of a prepayment on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for the Loan provided for herein (excluding, however, the Applicable Margin included therein, if any), over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading lenders in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder.

          SECTION 5.07   DUTY TO MITIGATE.

          (a) Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that has caused it to be affected under SECTION 5.01, 5.02 or 5.05, Lender shall give notice thereof to Borrower and, to the extent so requested by Borrower and not inconsistent with Lender's internal policies, Lender shall use reasonable efforts (including reasonable efforts to change the office in which it is booking the relevant Loan) to materially reduce any amounts which might otherwise be payable pursuant to SECTION 5.01, 5.02 or 5.05; PROVIDED, HOWEVER, that such efforts shall not cause the imposition on Lender of any additional costs or legal or regulatory burdens deemed by Lender to be material or otherwise reasonably expected by Lender to be materially disadvantageous to it.

          (b) If such reasonable efforts pursuant to SECTION 5.07(A) are insufficient to eliminate the amounts which are payable pursuant to SECTION 5.01, 5.02 or 5.05, as the case may be, then Borrower may (but subject in any such case to the payments required by SECTION 5.04), provided that there shall exist no Default or Event of Default, upon at least five (5) Business Days' prior written or telephonic notice to Lender and the Administrative Agent, identify to the Administrative Agent a lending institution (which may be a Lender) to purchase Lender's outstanding Loan hereunder and, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and such alternate lending institution, Lender shall transfer its Loan owing to such Lender and the Note held by such Lender to such alternate lending institution (at a price not in excess of par) pursuant to the provisions of SECTION 11.06(C) and such alternate lending institution shall become a Lender hereunder. At the time of the assignment, the Borrower shall pay all accrued interest and all other amounts (including, without limitation, all amounts payable under SECTION 5.01) owing hereunder to the assigning Lender.


                                      ARTICLE VI
                                 CONDITIONS PRECEDENT

          SECTION 6.01 CONDITIONS TO THE LOAN. The obligation of Lender to make the Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loan, of the following conditions precedent:

          (a) CREDIT FACILITY DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered on behalf of each constituent Borrower by a Responsible Officer of Cali; (ii) for the account of Lender, the Note conforming to the requirements hereof and executed on behalf of each constituent Borrower by a Responsible Officer of Cali; (iii) the Mortgage, the Assignment of Leases and the Financing Statements, executed, notarized (where applicable) and delivered on behalf of each Property Partnership by a Responsible Officer of Cali; and (iv) the Environmental Indemnity, executed and delivered by a Responsible Officer of Cali.

          (b) RECORDING OF MORTGAGE, ASSIGNMENT OF LEASES AND FINANCING STATEMENTS. Borrower shall cause the executed Mortgage, Assignment of Leases and Financing Statements to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and protect the Lender's interest in and lien or security interest upon the Mortgaged Property. Except where otherwise prohibited by law, Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment, and recording of the Mortgage, any security instrument with respect to the Mortgaged Property, any instrument of further assurance and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the same. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of the Mortgage.

          (c) PARTNERSHIP DOCUMENTS AND CORPORATE DOCUMENTS. The Administrative Agent shall have received:

          (i) a copy of the Operating Partnership's certificate of limited partnership, certified as of a recent date by the Secretary of State of Delaware, together with copies of any agreements entered into by the Operating Partnership governing the terms or relative rights of its partnership interests;


          (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by the Operating Partnership which lists the organizational documents on file in the office of such Secretary of State;

         (iii) a certificate, dated as of a recent date, as to the good standing of the Operating Partnership issued by the Secretary of State of each jurisdiction in which the Operating Partnership is required to be qualified as a foreign partnership;

          (iv) a copy of Cali's certificate of incorporation, including all amendments thereto, certified as of a recent date by the Secretary of State of Maryland;

          (v) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by Cali which lists the organizational documents on file in the office of such Secretary of State;

          (vi) a certificate of the Secretary or Assistant Secretary of Cali, dated the Closing Date, and certifying (A) that attached thereto is a true and complete copy of the partnership agreement of the Operating Partnership as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws of Cali as in effect on the date of such certification, (C) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of Cali authorizing the borrowing hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Mortgage, the Note to be executed by Borrower, the other Credit Facility Documents and any other documents required or contemplated hereunder or thereunder, (D) that the certificate of limited partnership of the Operating Partnership has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause
     (i) above, except to the extent specified in such Secretary's certificate,
     (E) that the certificate of incorporation of Cali has not been amended since the date of the last amendment thereto indicated on the certificate the Secretary of State furnished pursuant to clause (iv) above, except to the extent specified in such Secretary's certificate, (F) that attached thereto is a true and complete copy of the Merger Agreement as in effect on the date of such certification and (G) as to the incumbency and specimen signature of each officer of Cali executing this Agreement, the Mortgage, the Note, the other Credit Facility Documents or any other document delivered by the Operating Partnership in connection herewith or therewith (such certificate to contain a certification by another officer of Cali as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)).

          (d) LEGAL OPINIONS. The Administrative Agent shall have received the executed legal opinion of Pryor, Cashman, Sherman & Flynn, counsel to the Borrower, which legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (e) FEDERAL RESERVE REGULATIONS. The Administrative Agent shall be satisfied that the provisions of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System will not be violated by the transactions contemplated hereby.

          (f) LITIGATION. No litigation shall be pending or threatened which would be likely to materially and adversely affect the assets, operations, business, condition, financial or otherwise, or prospects of Borrower and its Subsidiaries, taken as a whole, or which could reasonably be expected to materially adversely affect the ability of Borrower to fulfill its Obligations hereunder or otherwise materially impair the interests in respect thereof of the Administrative Agent.

          (g) OFFICER'S CERTIFICATE. The Administrative Agent shall have received a certificate of a Responsible Officer of Cali dated the Closing Date,
(i) to the effect set forth in clauses (i), (j) and (k) of this SECTION 6.01,
(ii) as to the solvency of Cali and the Operating Partnership, (iii) stating that there have been no material changes to the Pro Forma Closing Date Balance Sheet, except such changes as would result from the making of the Loan on the Closing Date, (iv) stating that all other conditions precedent to the borrowing of the Loan are satisfied, and (v) such other matters as the Administrative Agent may reasonably request.

          (h) MATERIAL CHANGES. There shall not have been any material and adverse change with respect to the business, operations, condition or prospective condition (financial or otherwise), or liabilities of Cali or the Operating Partnership.

          (i) DEFAULT. There shall not be any Default (as defined in the Mortgage) or Event of Default (as defined in the Mortgage) under the Mortgage.

          (j) EVENTS OF DEFAULT. There shall not have occurred and be continuing any Default or Event of Default under this Agreement on the date of making the Loan or after making the Loan.

          (k) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Borrower in ARTICLE VII or in or pursuant to any Credit Facility Document qualified as to materiality shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects, in each case on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date.

          (l) SECURITY. All Obligations under this Agreement, shall be secured at all times by (i) a perfected first priority pledge by (x) the Operating Partnership, pursuant to the Operating Partnership Pledge Agreement, in the Pledged Partnership Interests described therein and (y) Cali, pursuant to the Cali Pledge Agreement, in the Pledged Stock described therein, and (ii) a perfected mortgage lien by the Borrower, pursuant to the Mortgage, in and to the Mortgaged Property .

          (m) AMENDMENT TO EXISTING CREDIT FACILITY DOCUMENTS. The Existing Credit Facility Documents shall be amended so that all Obligations, including the Loan under this Agreement, shall become Obligations under the Existing Credit Facility Documents.

          (n) GOVERNMENTAL AND THIRD PARTY APPROVALS. All material governmental and third party approvals necessary in connection with the transactions contemplated hereby and the continuing operations of Cali shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any government authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby.

          (o) NO INJUNCTIONS. No injunction, temporary restraining order or other similar relief shall have been issued and remain in effect against Cali or Borrower with respect to the transactions contemplated hereby.

          (p)  FINANCIAL STATEMENTS.   Lender shall have received the audited
consolidated balance sheet of Cali and Mack for the fiscal year ended December 31, 1996, and the related consolidated and consolidating statement of operations, in each case prepared in accordance with GAAP;

                              (i) Lender shall have received the unaudited consolidated and consolidating balance sheet of Cali, Mack and the Company for the fiscal quarter ended September 30, 1997, the related consolidated statements of operations, of stockholder's equity and of cash flows, and the related consolidating statement of operations, in each case prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                              (ii) Lender shall have received the Pro Forma
                    Closing Date Balance Sheet;

                             (iii) Lender shall have received individual
                    operating statements, satisfactory to Lender, for each of the Mortgaged Properties for fiscal years ended December 31, 1995, December 31, 1996 and nine months ended September 30, 1997;

                              (iv) Lender shall have received a current detailed
                    rent roll, dated no later than September 30, 1997, for each of the Mortgaged Properties containing such information as may be reasonably requested by Lender;

               and each of the foregoing shall be satisfactory in form and substance to the Administrative Agent and the Lender in their sole discretion.

          (q) FINANCIAL MARKETS. There shall not have been any material and adverse change in the conditions of the financial and capital markets generally; trading in securities generally on the New York or American Stock Exchanges shall not have been suspended or materially limited; a general banking moratorium shall have not been declared by federal or state authorities and a moratorium in foreign exchange trading by major international banks or persons shall not have been declared.

          (r)  MORTGAGED PROPERTY MATTERS.    Lender shall have received all
leases relating to property 50,000 square feet or greater;

                              (i) Lender shall have completed its due diligence investigations regarding Cali, Mack and the Mortgaged Properties and Lender shall be satisfied with the results thereof including but not limited to the site inspection of each of the Mortgaged Properties;

                              (ii) Lender shall have received all insurance
                    certificates required pursuant to Section 8.06 hereof. The insurance certificates shall be of the type and in the amount required;

                             (iii) Lender shall not be obligated to close the
                    Loan if any condemnation proceedings have been threatened or commenced against any part of the Mortgaged Properties;

                              (iv) Lender shall not be obligated to close the
                    Loan if any of the Mortgaged Properties has been materially damaged due to fire or other casualty;

                              (v) Based on Lender's underwriting criteria, in its sole discretion, the Loan amount shall not be in excess of 65% of the value of the Mortgaged Properties; and

                              (vi) Borrower shall also provide evidence,
                    satisfactory, to Lender, that the Mortgaged Properties consist of one or more complete and distinct tax parcels.

          (s) OTHER DOCUMENTS. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

Promptly following the Closing Date, the Administrative Agent shall deliver to Lender a copy of each document, instrument, agreement and certificate received by it pursuant to this SECTION 6.01.

          (t) CONSUMMATION OF THE MERGER. Upon the consummation of the Merger the Administrative Agent shall have received:

          (i)  the Merger Agreement and all other documents related thereto;

          (ii) the Assumption Agreement, in substantially the form of Exhibit A hereto, executed by Mack-Cali Realty, L.P.;

         (iii) a copy of Mack-Cali Realty, L.P.'s certificate of limited partnership, certified as of the Merger Consummation Date by the Secretary of State of Delaware; and

          (iv) a certificate of such Secretary of State as to the good standing of Mack-Cali Realty, L.P.


                                     ARTICLE VII
                            REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Agreement and to make the Loan provided for herein, Borrower hereby represents and warrants to the Administrative Agent and the Lender that:

          SECTION 7.01 PARTNERSHIP EXISTENCE. The Operating Partnership: (a) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite partnership power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Property and assets and carry on its business as now being or as proposed to be conducted; (c) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would, in the reasonable judgment of the Operating Partnership, have a Material Adverse Effect on the Operating Partnership; and (d) is in compliance with all Requirements of Law except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Operating Partnership.

          SECTION 7.02   FINANCIAL CONDITION.

          (a) Cali and Mack have heretofore furnished to Lender their consolidated balance sheet and statements of income, (i) as of and for the fiscal year ended December 31, 1996, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1997, certified by their chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Operating Partnership and its Subsidiaries, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

          (b) Cali has heretofore furnished to Lender its pro forma consolidated balance sheet as of September 30, 1997, prepared giving effect to the transactions as if the transaction had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith, (ii) is based on the best information available to Cali after due inquiry, (iii) accurately reflects all adjustment necessary to give effect to the transactions and (iv) presents fairly, in all material respects, the pro forma financial position of Cali and its Subsidiaries as of September 30, 1997, as if the transactions had occurred on such date.

          (c) Borrower is not entering into the arrangements contemplated hereby and by the other Credit Facility Documents, and does not intend to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loan incurred and Liens created, or to be created, in connection therewith) (w) Borrower expects that the cash available to Borrower and its Subsidiaries on a consolidated basis, after taking into account all other anticipated uses of the cash of such Person (including the payments on or in respect of debt referred to in clause (y) of this SECTION 7.02(B)), will be sufficient to satisfy all obligations and liabilities of the Operating Partnership and its Subsidiaries as they become due; (x) the sum of the present fair saleable value of the assets of the Operating Partnership and its Subsidiaries on a consolidated basis will exceed the probable liability of the Operating Partnership and its Subsidiaries on their debts (including their Guaranty Obligations); (y) the Operating Partnership and its Subsidiaries on a consolidated basis will not have incurred and do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such

Person from any source, and of amounts to be payable on or in respect of debts of such Person and the amounts referred to in clause (w)); and (z) the Operating Partnership and its Subsidiaries on a consolidated basis will have sufficient capital with which to conduct their present and proposed business and the Property of the Operating Partnership and its Subsidiaries does not constitute unreasonably smal1 capital with which to conduct their present or proposed business. For purposes of this SECTION 7.02(B), "DEBT" means any liability on a claim, and "CLAIM" means (i) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed (other than those being disputed in good faith), undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

          SECTION 7.03 LITIGATION. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of Borrower) threatened against or affecting Borrower, any Subsidiary or any of their Property which, if adversely determined, would have a Material Adverse Effect on the Borrower or any Subsidiary or which involve this Agreement or any of the transactions contemplated thereby

          SECTION 7.04 NO BREACH. The execution and delivery of this Agreement and the other Credit Facility Documents, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof do not and will not conflict with or result in a breach of, or require any consent or constitute a default under, the certificate of limited partnership or partnership agreement of the Operating Partnership, any Requirement of Law, any decree of any court or governmental authority or agency, or any agreement or instrument to which Borrower is a party or by which it or any of its Property is bound except any such consent that may have been obtained prior to the date hereof, and will not result in, or require, the creation or imposition of any Lien (other than those created pursuant to the Pledge Agreement) on any of its Property or assets.

          SECTION 7.05 PARTNERSHIP POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Borrower has all necessary partnership power, authority and legal right to make, execute, deliver and perform its obligations under this Agreement and the other Credit Facility Documents; the making and performance by Borrower of this Agreement and the other Credit Facility Documents have been duly authorized by all necessary partnership action on its part (including, without limitation, any required shareholder approvals); and this Agreement, the Pledge Agreement and the other Credit Facility Documents have been duly and validly executed and delivered by Borrower and constitute, and the Note when executed and delivered by Borrower for value will constitute, its legal, valid and binding obligation, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or any securities exchange are necessary for the making and performance by Borrower of this Agreement and the other Credit Facility Documents or for the legality, validity or enforceability thereof that have not been made or obtained. There does not exist any judgment, order, injunction or other restraint issued or filed or hearing seeking injunctive relief or other restraint pending or noticed with respect to the making of the Loan by Lender, the performance by Borrower under any of the related documents to which they are or will be a party or any of the transactions contemplated thereby.

          SECTION 7.07 NO DEFAULT. Neither Borrower nor any of its Subsidiaries is in default under or with respect to any of their Contractual Obligations in any respect, or with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect on Borrower or its Subsidiaries. As of the Closing Date, and as of the date of each Loan, no Default or Event of Default has occurred and is continuing.

          SECTION 7.08 OWNERSHIP OF PROPERTY. (a) Borrower and its Subsidiaries have good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such property is subject to any Lien other than the Liens created under the Existing Credit Facility Documents.

          (b) Borrower and its Subsidiaries have the right to deed, mortgage, give, grant a security interest in, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the Mortgaged Property and that Borrower and its Subsidiaries possesses an unencumbered fee estate in the Premises and Improvements (as defined in the Mortgage) and that it owns the Mortgaged Property free and clear of all Liens (other than the Lien created by the Mortgage), whatsoever. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of the Mortgage to Lender against claims of all persons whomsoever.

          SECTION 7.09 TAXES. Borrower and its Subsidiaries have filed or caused to be filed all material tax returns which, to the knowledge of Borrower, are required to be filed by them (or extensions of time to file such returns have been obtained) and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their Property and all other taxes, fees or other charges imposed on them or any of their Property by any Governmental Authority (other than any the amount or validity of which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Borrower, no claim is being asserted in writing with respect to any such tax, fee or other charge which, if foreclosed upon or adversely determined, as the case may be, would have a Material Adverse Effect on Borrower or its Subsidiaries.

          SECTION 7.10 USE OF CREDIT. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing any "margin stock" as such term is defined in Regulation U. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose which violates the provisions of Regulations G, T, U or X or other regulations of the Board of Governors of the Federal Reserve System. If requested by Lender or the Administrative Agent, Borrower will furnish to the Administrative Agent and Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U.

          SECTION 7.11 ERISA. Borrower and its Subsidiaries is in compliance in all material respects with the provisions of ERISA and the Internal Revenue
Code applicable to Plans.   Each Plan, and, to the knowledge of the Operating
Partnership, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Internal Revenue Code and any other federal or state law. No event or condition has occurred and is continuing as to which Borrower or any Subsidiary would be under an obligation to furnish a report to Lender under SECTION 8.08 hereof. No liability to the PBGC that is material to Borrower and its Subsidiaries taken as a whole has been, or to the Operating Partnership's best knowledge is reasonably expected to be, incurred with respect to any Plan.

          SECTION 7.12 INVESTMENT COMPANY ACT. Borrower is not, and will not during the term of this Agreement be, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any foreign, federal, state or local statute or regulation which limits its ability to incur Indebtedness.

          SECTION 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. Borrower is not, and will not during the term of this Agreement be, a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 7.14 ENVIRONMENTAL MATTERS. (a) Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on their business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not in the reasonable judgment of Borrower have a Material Adverse Effect on Borrower or its Subsidiaries taken as a whole. Each of such permits, licenses and authorizations is in full force and effect and each of Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any plan, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not in the reasonable judgment of Borrower have a Material Adverse Effect on Borrower and its Subsidiaries taken as a whole.

          (b) To the best of Borrower's knowledge, after due inquiry and investigation: (a) the Mortgaged Property is not in violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or cleanup including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), and any state superlien and environmental cleanup statutes (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative, claim or action relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, pollutants or contaminants, petroleum, petroleum by-products, friable asbestos, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances or material which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (c) Except as set forth in the environmental reports delivered to Lender by Borrower, no Hazardous Substances are or have been discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property otherwise than in material compliance with all Environmental Laws and in a manner which has not led to an unpermitted Release of a Hazardous Substance to the environment; and (d) Except as set forth in the environmental reports delivered to Lender by Borrower, no underground storage tanks exist on any of the Mortgaged Property.

          (c) Notwithstanding anything previously disclosed to Lender, so long as Borrower owns or is in possession of the Mortgaged Property, Borrower shall keep or cause the Mortgaged Property to be kept in material compliance with all Environmental Laws and shall notify Lender within five (5) business days after Borrower becomes aware of the existence of any Release of Hazardous Substances or the storage of any Hazardous Substance in material violation of any Environmental Laws with respect to, the Mortgaged Property. Borrower shall remediate any such Hazardous Substances and/or cure any such material violations, as required by Environmental Law, promptly after Borrower becomes aware of same, at Borrower's sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party (excluding

Lender) that may be liable for such violation, removal or cure. If, at any time and from time to time while this Agreement, the Mortgage and the other Credit Facility Documents are in effect, Lender has reasonable cause to believe that Borrower has violated, or permitted any violations, under this Section 7.14, then Borrower shall provide, at Borrower's sole expense, a report of inspection or audit of the Mortgaged Property prepared by a qualified hydro-geologist or qualified environmental engineer approved by Lender indicating the presence or absence of Hazardous Substances in, violation of Environmental Laws at the Mortgaged Property or in violation of this Section. If Borrower fails to provide such inspection or audit report within thirty (30) days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Mortgaged Property to undertake such inspection or audit. Lender shall provide Borrower with a copy of the inspection or audit report and the invoice for such report immediately upon receipt by the Lender. The reasonable cost of such inspection or audit report prepared by Lender shall be immediately due and payable, shall be added to the Loan and shall bear interest at the Post-Default Rate from the date expended by Lender until paid by Borrower. The obligations and liability of Borrower under this Section 7.14(c) shall survive any termination, satisfaction, or assignment of this Agreement or the Mortgage and the exercise by Lender of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

          SECTION 7.15 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished by or on behalf of Borrower to Lender in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written financial information, furnished after the date hereof by Borrower to Lender in connection with this Agreement and the transactions contemplated hereby will be true, and complete and accurate in every material respect, or (in the case of projections) based on estimates believed by Borrower in good faith to be reasonable, on the date as of which such information is stated or certified. There is no fact known to Borrower that would, in the reasonable opinion of Borrower, have a Material Adverse Effect on the financial condition of Borrower and its Subsidiaries taken as a whole that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Lender for use in connection with the transactions contemplated hereby.

          SECTION 7.16 LABOR MATTERS. Neither Borrower nor any of its Subsidiaries has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which has had a Material Adverse Effect on the respective business of Borrower and its Subsidiaries taken as a whole and to the best knowledge of Borrower there is no such strike, dispute, slowdown or work stoppage threatened against Borrower or any of its Subsidiaries.

                                     ARTICLE VIII
                                COVENANTS OF BORROWER

     Borrower hereby covenants and agrees that, so long as the Note or Loan remains outstanding, and until payment in full of all amounts payable by Borrower to Lender or the Administrative Agent hereunder:

          SECTION 8.01FINANCIAL STATEMENTS. Borrower shall deliver to the Administrative Agent and to Lender:

          (a) as soon as available, but in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Operating Partnership, (i) separate financial statements for the Mortgaged Property, including a balance sheet an income and expense statement, occupancy percentages and such other statements as may be required by the Administrative Agent, prepared in accordance with GAAP, and (ii) consolidated financial statements of Cali, the Operating Partnership and their Consolidated Subsidiaries as filed with the Securities and Exchange Commission, including supplemental schedules of separate consolidating balance sheets and income and expense statements for each of Cali, the Operating Partnership and their Consolidated Subsidiaries, a schedule showing the depreciated basis (determined under GAAP) for each of the assets shown listed on Schedule III, and such other statements as may be required by the Administrative Agent, accompanied by a certificate of a Responsible Officer of Cali, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of Cali, the Operating Partnership and their Consolidated Subsidiaries, in accordance with GAAP, consistently applied (without prejudice to any change made in accordance with the provisions of SECTION 1.03), as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Operating Partnership, (i) separate financial statements for the Mortgaged Property, including a balance sheet, an income and expense statement, occupancy percentages and such other statements as may be required by the Administrative Agent, prepared in accordance with GAAP, and (ii) consolidated financial statements of Cali, the Operating Partnership and their Consolidated Subsidiaries as filed with the Securities and Exchange Commission, including supplemental schedules of separate consolidating balance sheets and income and expense statements for each of Cali, the Operating Partnership and their Consolidated Subsidiaries, a schedule showing the depreciated basis (determined under GAAP) for each of the assets listed on
SCHEDULE III, and such other statements as may be required by the Administrative Agent, accompanied, in the case of the consolidated financial statements referred to in this clause (ii), by a report and opinion thereon by Price Waterhouse or another independent certified public accountant of recognized national standing acceptable to the Administrative Agent which report shall (A) be unqualified as to going concern and scope of audit, (B) state that said financial statements fairly present the consolidated financial condition and results of operations of Cali, the Operating Partnership and their Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and (C) contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements PROVIDED that, if Cali has filed an extension for the filing of such statements referred to in this clause (ii), Cali shall deliver such statement to the Administrative Agent within ten (10) days after filing thereof with the SEC which filing shall be within fifteen (15) days of Cali's filing for such extension or such sooner time as required to avert a Material Adverse Effect on Cali; and

          (c) on a quarterly basis, a true, complete and correct rent roll for the Mortgaged Property, identifying each tenant, the expiration date of such tenant's lease, the space covered by such lease, all extension, renewal, termination or expansion rights, if any, of such tenant and any portion of the Mortgaged Property demised to such tenant, if any, which is not occupied for the conduct of business by such tenant or any subtenant of such tenant, together with a certificate of the Operating Partnership, dated as of the date of delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date.

All such financial statements under (a) and (b) above shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          SECTION 8.02 CERTIFICATES AND OTHER INFORMATION. The Operating Partnership shall deliver to the Administrative Agent and to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in SECTION 8.01(B), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in SECTIONS 8.01(A) and 8.01(B), a certificate of a Responsible Officer of Cali stating that, to the best of such Responsible Officer's knowledge, the Operating Partnership and each of its Subsidiaries has during such period observed or performed all of its covenants and other agreements, and satisfied every condition, in all material respects, contained in this Agreement, the Note and the other Credit Facility Documents to which it is a party to be observed, performed or satisfied by it, and that no Default or Event of Default has occurred or is continuing except as specified in such certificate;

          (c) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Operating Partnership or any of its Subsidiaries to its partners generally, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the Securities and Exchange Commission, or any comparable foreign bodies, and of all press releases and other statements made available generally by any of them to the public concerning material developments in the business of the Operating Partnership or any of its Subsidiaries PROVIDED that, if Cali has filed an extension for the filing of such statement, Cali shall deliver such statement to the Administrative Agent within ten (10) days after filing thereof with the SEC which filing shall be within fifteen (15) days of Cali's filling for such extension or such sooner time as required to avert a Material Adverse Effect on Cali; and

          (d)  promptly upon any executive officer of Cali obtaining knowledge
(i) of any Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default or (ii) that any Person has given any notice to the Operating Partnership or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph 9.01 (b) of ARTICLE IX or any condition or event which would be required to be disclosed in a current report filed by the Operating Partnership with the Securities and Exchange Commission on Form 8-K (other than
Item 5 as in effect on the date hereof) if the Operating Partnership were required to file such reports under the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder (or any successor thereof), a certificate of the president or chief financial officer of Cali specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Event of Default or condition and what action the Operating Partnership has taken, is taking and proposes to take with respect thereto.

          SECTION 8.03 LITIGATION. Borrower will promptly give to Lender notice of all legal or arbitral proceedings, and of all proceeding by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting Borrower or any of its Subsidiaries, except proceedings which, if adversely determined, would not, in the reasonable judgment of Borrower, have a Material Adverse Effect on Borrower or its Subsidiaries.

          SECTION 8.04 CONDUCT OF BUSINESS, EXISTENCE, ETC. Borrower will, and will cause each of its Subsidiaries to:

          (a) continue to engage in business of the same general type as now conducted by it; do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence; and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, except such rights, privileges, licenses and franchises with respect to which the failure to maintain could not, individually or in the aggregate, have a Material Adverse Effect on Borrower or its Subsidiaries;

          (b) comply with all Contractual Obligations and Requirements of Law if the failure to comply with such requirements would reasonably be expected to have a Material Adverse Effect on Borrower or its Subsidiaries;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which any reserves required by GAAP are being maintained or the failure to pay or discharge which would not, in the reasonable judgment of Borrower, have a Material Adverse Effect on the Borrower or its Subsidiaries;

          (d) maintain all of its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, if failure to so maintain such Property would have a Material Adverse Effect on Borrower or its Subsidiaries, and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto, and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder;

          (e) keep proper records and books of account, in which full, true and complete entries in conformity with GAAP consistently applied and in accordance with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

          (f) permit, upon reasonable notice, representatives of the Administrative Agent and any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Property, and to discuss its business and affairs with its officers and independent certified accountants, all to the extent reasonably requested by Lender; PROVIDED, HOWEVER, that to the extent any of such information Borrower may require that the Administrative Agent and any Lender keep such information confidential; PROVIDED FURTHER, HOWEVER, that the Administrative Agent and any Lender may disclose all or part of such information to (i) a third party, provided that such third party agrees to keep the same confidential and not to use such information for competitive purposes; or (ii) required by law; or (iii) requested by any regulatory authorities.

          SECTION 8.05 PAYMENT OF OBLIGATIONS. Borrower will, and will cause each Subsidiary to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, under the terms of each mortgage, indenture, security agreement, other debt instrument and contract and agreement by which it is bound or to which it is a party or subject, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower or its Subsidiaries, as the case may be, (b) where the failure to pay such obligations could not, individually or in the aggregate, have a Material Adverse Effect on Borrower or its Subsidiaries, or (c) for trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than ninety
(90) days (or any longer period if longer payment terms are accepted in the ordinary course of business) or, if overdue for more than ninety (90) days (or such longer period), as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of Borrower and its Subsidiaries, as the case may be.

          SECTION 8.06 INSURANCE. Borrower, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of the Loan for the mutual benefit of Borrower and Lender against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, fire, lightning, windstorm, hail, explosion, riot attending a strike, riot, civil commotion, aircraft, vehicles, smoke, vandalism, malicious mischief, burglary and theft, and to the extent required by Lender, earthquake or any other risks insured against by persons operating like properties in the locality of the Mortgaged Property. Such insurance shall be in an amount not less than the lesser of (i) the then full replacement cost of the Mortgaged Property, without deduction for physical depreciation, or (ii) the outstanding principal balance of the Indebtedness; but in any event an amount sufficient to ensure that the insurer issuing said policies would not deem Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

          (a) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain during the entire term of this Mortgage the following policies of insurance:

          (i) Flood insurance (meeting the current requirement of the Federal Insurance Administration) if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the lesser of (A) the stated principal amount of the Note; or (B) the maximum amount of coverage available to Borrower under the Flood Disaster Protection Act of 1973 (and any successor act thereto).

          (ii) Comprehensive general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon Borrower and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Mortgaged Property in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Mortgaged Property but in no event for a combined single limit of less than $30,000,000. In the event that any payment of proceeds is made under any umbrella liability insurance policy, Mortgagor shall immediately purchase additional liability insurance coverage so that at all times there shall be no less than $30,000,000 of liability insurance coverage;

          (iii) Business interruption and/or rental loss insurance (for all losses regardless of cause, and with no exclusions) in an amount equal to the aggregate annual amount of all rents, additional rents (including, without limitation, percentage rents) payable by all of the tenants under the Leases (whether or not such Leases are terminable in the event of a fire or casualty) and profits or other income from the Mortgaged Property, which business interruption insurance and/or rental loss insurance shall cover such losses for a period of at least twelve (12) months after the date of the fire or other casualty in question. The amount of such insurance shall be increased from time to time during the term of this Mortgage as and when Lender requires, to reflect all rent, additional rent, increased rent and increased additional rent payable by all new or renewal tenants, and all increased profits or other income from the Mortgaged Property.

          (iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (excepting any such apparatus located within and serving individual residential units of the Improvements, if any).

          (v) Broad form boiler and machinery insurance covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Mortgaged Property and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally required by institutional lenders for properties comparable to the Real Estate;

          (vi) Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by it), with respect to any work on or about the Mortgaged Property;

          (vii) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests.

          (b) All policies of insurance (individually, a "POLICY", and collectively the "POLICIES") required pursuant to this Agreement: (i) shall be issued by an insurer or insurers satisfactory to Lender, in its sole discretion;
(ii) shall contain a mortgagee non-contribution clause satisfactory to Lender, in its sole discretion, naming Lender as an additional insured and as the person to which all payments made by such insurance company shall be paid; (iii) shall be maintained throughout the term of this Loan without cost to Lender; (iv) shall contain such provisions as Lender deems necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, termination or cancellation of the applicable Policy; and (v) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable. Not later than thirty (30) days prior to the expiration date of each of the Policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each expiring Policy. On or before the date hereof, Borrower shall deliver to Lender certificates evidencing the Insurance Policies, meeting the above-described requirements.

          SECTION 8.07 LIMITATION ON LIENS. Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the Mortgaged Property other than the Liens created under the Mortgage.

          SECTION 8.08 ERISA. The Operating Partnership shall deliver to the Administrative Agent as soon as possible, and in any event within ten (10) days after the Operating Partnership knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Operating Partnership setting forth details respecting such event or condition and the action, if any, that the Operating Partnership or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Operating Partnership with respect to such event or condition):

          (a) any reportable event as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Internal Revenue Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code); and any request for a waiver under Section 412(d) of the Internal Revenue Code for any Plan;

          (b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Operating Partnership or an ERISA Affiliate to terminate any Plan;

          (c) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Operating Partnership or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (d) the complete or partial withdrawal from a Multiemployer Plan by the Operating Partnership or any ERISA Affiliate that results in liability under
Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Operating Partnership or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Operating Partnership or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty
(30) days; and

          (f)  the adoption of an amendment to any Plan that, pursuant to
Section 40l(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Operating Partnership or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections.

          SECTION 8.09 USE OF PROCEEDS. Borrower will use the proceeds of the Loan hereunder solely for the purpose of, (i) prepaying the holders of which have not consented to the assumption of such debt by Cali, (ii) paying certain fees and expenses incurred in connection therewith and (iii) payments made in connection with the consummation of the Merger.

          SECTION 8.10   ENVIRONMENTAL LAWS.  Borrower shall:

          (a) promptly notify the Administrative Agent upon any executive officer of Borrower becoming aware of any violation or threatened violation or non-compliance with, or liability or threatened liability under any Environmental Laws which, when taken together with all other pending violations could reasonably be expected to have a Material Adverse Effect on Borrower and its Subsidiaries taken as a whole, and promptly furnish to the Administrative Agent all notices of any nature which Borrower may receive from any Governmental Authority or other

Person with respect to any violation, or threatened violation or non-compliance with, or liability or threatened liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect on Borrower and its Subsidiaries taken as a whole;

          (b) materially comply with all Environmental Laws applicable to Borrower and obtain and comply with and maintain any and all licenses, approvals, registrations or permits required of Borrower by Environmental Laws; and use reasonable efforts to ensure material compliance by all tenants and subtenants with all Environmental Laws applicable to their operations;

          (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required of Borrower or its Subsidiaries under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities; and

          (d) defend, indemnify, protect and hold harmless the Administrative Agent and Lender, and their respective employees, agents, officers and directors (each, an "INDEMNIFIED PERSON"), from and against any claims, demands, penalties, fines, liabilities, settlements, damages, defenses, judgments, suits, proceedings, losses, obligations, costs and expenses of any kind or nature whatsoever, known or unknown, contingent or otherwise incurred by an Indemnified Person to the extent, arising out of, or in any way related to the violation of or noncompliance with any Environmental Laws (relating to (1) the past, present or future ownership, possession, control or operation of any Property or any asset of Borrower or its Subsidiaries, (2) the past, present or future condition of any site or facility owned, operated or leased by Borrower or any of its Subsidiaries, or (3) any Release or threatened Release of any Hazardous Substances from any such site or facility, including any such Release or threatened Release which shall occur during any period when the Administrative Agent on behalf of Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent on behalf of Lender of any of their rights and remedies hereunder or under any related document) unless such Release or threatened Release shall be caused by the gross negligence of the Indemnified Person, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees and costs ("INDEMNIFIED EXPENSES"), but excluding therefrom, taking into account all principles of equitable apportionment, all claims, demands, penalties, fines, liabilities, settlements, damages, defenses, judgments, suits, proceeds, losses, obligations, costs and expenses of any kind or nature whatsoever, known or unknown, contingent or otherwise, arising out of or resulting, directly or indirectly, from (i) the gross negligence or willful misconduct of such Indemnified Person, or (ii) any acts or omissions of any Indemnified Person occurring after such Indemnified Person is in possession of, or controls the operation of, any Property or asset of Borrower or any of its Subsidiaries, except to the extent such Indemnified Expenses arise from any act or omission, condition or event in existence on or before the date such Indemnified Person is in possession of, or controls the operation of, any Property or asset of Borrower or any of its Subsidiaries, even if the act or omission, condition or event (x) is not discovered until after such date, or (y) becomes an Indemnified Expense as a result of a change in any Environmental Law that becomes effective after such date.


          (e) The agreements in SECTION 8.10(D) shall survive repayment of the Note and all other amounts payable hereunder and any termination or expiration of any of the Credit Facility Documents.

          SECTION 8.11 HAZARDOUS SUBSTANCES. Borrower shall not cause or permit, or permit any Subsidiary to cause or permit, any of its Property or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Substances onto any such Property or asset in material violation of any Environmental Law.

          SECTION 8.12 CLAIMS. Borrower shall report to the Administrative Agent, within fifteen (15) days of the date on which an executive officer becomes aware of the same, any legal claims against Borrower in excess of $l,000,000 over the amount directly covered by insurance.

          SECTION 8.13   ESTOPPEL CERTIFICATES, SUBORDINATION AGREEMENTS, ETC.
(a) Within ninety (90) business days after request by the Lender, Borrower will furnish Lender with estoppel certificates, in form and content reasonably satisfactory to Lender, for (x) 100% of the leases for 10,000 square feet and larger and (y) 50% of the leases below 10,000 square feet, from all tenants (other than tenants under leases for residential purposes, congregate care service or mini-warehouse storage rentals (unless such storage rental exceed ten percent (10%) of the rentable square footage of such storage facility) (collectively "Residential Leases")), or if any tenant fails to provide such estoppel certificate, Borrower shall provide a certificate with respect to the tenancy of such tenant, in form and substance satisfactory to Lender.

          (b) Within ninety (90) business days after request by the Lender, Borrower will furnish Lender with Subordination Agreements, in form and content reasonably satisfactory to Lender, for (x) 100% of the leases for 10,000 square feet and larger and (y) 50% of the leases below 10,000 square feet, from all tenants (other than tenants under Residential Leases).

          (c) Within ninety (90) business days after the request by the Lender, Borrower will furnish Lender with (i) Phase I environmental site assessment environmental reports, (ii) architectural reports and (iii) engineering reports, on the

Mortgaged Properties in form and content reasonably satisfactory to Lender and prepared by qualified professionals reasonably satisfactory to Lender.

          (d) Within ninety (90) business days after the request by the Lender, Borrower will furnish Lender with the permanent certificate(s) of occupancy for the Mortgaged Properties, in form and content reasonably satisfactory to Lender.

          Borrower agrees to pay or reimburse Lender and the Administrative Agent for all its costs and expenses incurred in (i) the enforcement of Borrower's compliance to the covenants contained in this ARTICLE VIII or (ii) the preservation of Lender's rights under this ARTICLE III.


                                      ARTICLE IX
                                  EVENTS OF DEFAULT

          SECTION 9.01 If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment or otherwise) of any principal of the Loan, or shall default for five (5) Business Days in the payment when due of any interest on the Loan, any fee or any other amount payable by it hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

          (b) Any Event of Default (as defined in the Mortgage) shall occur or be continuing; or

          (c) Borrower or any of its subsidiaries shall (i) default in the payment of principal of or interest on any other Indebtedness or in the payment of any Guaranty Obligation (x) in respect of any recourse obligations in an aggregate amount in excess of $1,000,000 or (y) in respect of any without recourse obligations in an aggregate amount in excess of $25,000,000, at any one time to any third party when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such default continues after the applicable notice or grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, and such default continues after the applicable notice or grace period, if any, specified in the agreement or instrument relating to such Indebtedness, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guaranty Obligation to become payable; or

          (d) Any representation, warranty or certification made or deemed made herein or under any other Credit Facility Document (or in any modification or supplement hereto or thereto) by Borrower or any of its Subsidiaries, or in any certificate or document furnished to Lender pursuant to the provisions of this Agreement or any such other Credit Facility Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (e) Borrower, after giving effect to any requirement of notice or opportunity to cure, shall default in the observance or performance of any agreement contained (i) IN SECTION 8.02 of this Agreement, or (ii), in the Mortgage; or

          (f) Borrower or any of its Subsidiaries shall default in the performance of any of its other obligations under this Agreement or any other Credit Facility Document and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) Borrower's knowledge of such default or (ii) notice thereof to Borrower by the Administrative Agent, which Default cannot be cured by the payment of a sum of money; PROVIDED, HOWEVER, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and if Borrower or Subsidiary shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty
(30) day period shall be extended for such time as is reasonably necessary for Borrower or such Subsidiary in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

          (g) Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (h) Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (or the equivalent under the laws of another jurisdiction), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (i) A proceeding or case shall be commenced, without the application or consent of Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Borrower or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of ninety (90) or more days; or an order for relief against Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code (or the equivalent under the laws of another jurisdiction); or

          (j) final judgment or judgments for the payment of money in excess of $5,000,000 (or the equivalent in another currency) in the aggregate (exclusive of judgment amounts fully covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Borrower or its Subsidiaries and the same shall not be satisfied or discharged (or provision shall not be made for such satisfaction or discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Borrower or the relevant Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (k) An event or condition specified in SECTION 8.08 shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other events or conditions, the Operating Partnership or any ERISA Affiliate shall incur or in the reasonable opinion of the Administrative Agent shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which would have a Material Adverse Effect on Borrower or its Subsidiaries; or

          (l) (i) The Mortgage, for any reason, shall cease to be or not be in full force and effect, or Cali, Borrower or any of its Subsidiaries which is a party to the Mortgage shall so assert, or (ii) the Lien created by the Mortgage shall cease to be or not be enforceable and of the same effect and priority purported to be created thereby; or

          (m) Cali creates, incurs or suffers to exist any Lien, charge or encumbrance on the Pledged Stock, Pledged Partnership Interests or Mortgaged Property described in the Cali Pledge Agreement, Operating Partnership Pledge Agreement or Mortgage respectively; or

          (n) Any Default or Event of Default occurs under the Existing Credit Facility Documents;

          THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (h) or (i) of this ARTICLE IX, either or both of the following actions may be taken: with the consent of Lender, the Administrative Agent may or upon the request of Lender, the Administrative Agent shall, by notice to Borrower, declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable without presentment demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (h) or (i) of this
ARTICLE IX, the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower. In addition, Lender may exercise any and all remedies available under the Mortgage, the Assignment of Lease and the other Credit Facility Documents.


                                      ARTICLE X
                               THE ADMINISTRATIVE AGENT

          SECTION 10.01 APPOINTMENT. The general administration of the Credit Facility Documents and any other documents contemplated by this Agreement shall be by the Administrative Agent or its designees. Lender hereby irrevocably designates and appoints PSC as the Administrative Agent of such Lender under this Agreement and the other Credit Facility Documents, and Lender irrevocably authorizes PSC as the Administrative Agent for such Lender, at its discretion, to take or refrain from taking such action on its behalf under the provisions of this Agreement and the other Credit Facility Documents and to exercise or refrain from exercising such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Facility Documents, together with which other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Facility Document or otherwise exist against the Administrative Agent.

          SECTION 10.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Facility Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.


                                          5O

          SECTION 10.03  EXCULPATORY PROVISIONS.

          (a) Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Facility Document, or responsible to Lender or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its or such Person's own gross negligence or wilful misconduct, or (ii) responsible in any manner to Lender for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or any other Credit Facility Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with this Agreement or any other Credit Facility Document or for the due execution, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Note, or any other Credit Facility Document, or for the perfection of any security interest contemplated by this Agreement, any Credit Facility Document or any related agreement, document or order, or for the designation or failure to designate this transaction as a '"Highly Leveraged Transaction for regulatory purposes, or for any failure of Borrower to perform its obligations hereunder or under any other Credit Facility Document. The Administrative Agent shall not be under any obligation to Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or teens or conditions of, this Agreement or any other Credit Facility Document or to inspect the Property, books or records of Borrower.

          (b) Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall have any responsibility to Borrower on account of the failure or delay in performance or breach by Lender or Borrower of any of their respective obligations under this Agreement or the Note or any related agreement or document or in connection herewith or therewith.

          SECTION 10.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and it shall be entitled to rely upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Facility Document unless it shall first receive such advice or concurrence of Lender as it deems appropriate or it shall first be indemnified to its satisfaction by Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Note and the other Credit Facility Documents in accordance with a request of Lender, and any such request and any action ken or failure to act pursuant thereto shall be binding upon Lender and all future holders of the Note.

          SECTION 10.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from Lender or Borrower pursuant to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to Lender. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lender; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lender.

          SECTION 10.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorney-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to Lender. Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, Property, financial and other condition and creditworthiness of Borrower and made its own decision to make the Loan hereunder and enter into this Agreement. Lender also represents that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Facility Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, condition (financial or otherwise), prospects or creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to Lender by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), prospects or creditworthiness of Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          SECTION 10.07 REIMBURSEMENT AND INDEMNIFICATION. Lender agrees (i) to reimburse the Administrative Agent for any expenses and fees incurred for the benefit of Lender under the Credit Facility Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of Lender, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by Borrower or one of its Subsidiaries, and (ii) to indemnify the Administrative Agent and any of its directors, officers, employees or agents, upon demand (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do
so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Note) be imposed on, incurred by or asserted against it or them in any way relating to or arising out of this Agreement, any of the other Credit Facility Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it or them under or in connection with any of the foregoing; PROVIDED, HOWEVER, that Lender shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Person seeking indemnification. The agreements in this SECTION 10.07 shall survive the payment of the Note and all other amounts payable hereunder.

          SECTION 10.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make Loan to, accept deposits from and generally engage in any kind of business with Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Facility Documents. With respect to the Loan made or renewed by it and the Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Facility Documents as Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" shall include the Administrative Agent in its individual capacity.


          SECTION 10.09  SUCCESSOR ADMINISTRATIVE AGENT.

          (a) The Administrative Agent and the Collateral Holder may resign as Administrative Agent and Collateral Holder at any time by giving written notice thereof to Lender. If the Administrative Agent or Collateral Holder shall resign as Administrative Agent or Collateral Holder, as the case may be, under this Agreement and the other Credit Facility Documents, then Lender shall appoint from among Lender a successor agent or Collateral Holder for Lender, which successor agent shall be approved by Borrower, whereupon such successor agent or Collateral Holder shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Holder, as the case may be, and the terms "Administrative Agent" or "Collateral Holder" shall mean such successor agent or Collateral Holder effective upon such appointment and approval, and the former Administrative Agent's or Collateral Holder's rights, powers and duties as Administrative Agent or Collateral Holder, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Holder or any of the parties to this Agreement or any holders of the Note. If no successor Administrative Agent shall have been so appointed by Lenders and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, the retiring Administrative Agent may, on behalf of Lender, appoint a successor Administrative Agent, with the consent of Borrower, which will not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. After any retiring Administrative Agent's or Collateral Holder's resignation, the provisions of this ARTICLE X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Holder, as the case may be, under this Agreement and the other Credit Facility Documents.

          (b) PSC may at any time and from time to time assign to any of its Affiliates all or any part of its rights or obligations as Administrative Agent and/or Collateral Agent under this Agreement, the Note and the other Credit Facility Documents. Any such assignment shall not be deemed a resignation for purposes of SECTION 10.09(A).

          SECTION 10.10  COLLATERAL HOLDER.

          (a) Except for action expressly required of the Collateral Holder hereunder and under the other Credit Facility Documents, the Collateral Holder shall in all cases be fully justified in refusing to act hereunder and thereunder unless it shall be further indemnified to its satisfaction by Lender proportionately in accordance with the Obligations then due and payable to each of them against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          (b) Except as expressly provided herein, the Collateral Holder shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Collateral Holder shall incur no liability as a result of any private sale of the Collateral.

          (c) Lender hereby consent, and agree upon written request by the Collateral Holder, to execute and deliver such instruments and other documents as the Collateral Holder may deem desirable to confirm such consent, to the release of the Liens and security interests in the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof in accordance with the Credit Facility Documents.

          (d) The Collateral Holder shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Holder accords its own Property, it being understood that neither the Collateral Holder nor any Lender shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether nor not the Collateral Holder or any Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.


                                      ARTICLE XI
                                    MISCELLANEOUS

          SECTION 11.01 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Administrative Agent or Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Credit Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Credit Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          SECTION 11.02 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received PROVIDED, HOWEVER, that any notice, request or demand to or upon the Administrative Agent or Lender pursuant to SECTIONS 2.02, 2.06 or 4.01(B) shall not be effective until received., addressed as follows the case of Borrower and the Administrative Agent, and as set forth in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

Borrower:                     Cali Realty, L.P.
                              11 Commerce Drive
                              Cranford, New Jersey 07016
                              Attention: Barry Lefkowitz
                              Telecopy: (908) 272-6755

                              Cali Realty, L.P.
                              11 Commerce Drive
                              Cranford, New Jersey 07016
                              Attention: Roger Thomas
                              Telecopy: (908) 272-6755

With a copy to:               Pryor, Cashman, Sherman & Flynn
                              410 Park Avenue
                              New York, New York 10022
                              Attention: Jonathan A. Bernstein, Esq.
                              Telecopy: (212) 326-0806

The Administrative Agent:     Prudential Securities Credit Corporation
                              One Seaport Plaza
                              New York, New York 10292
                              Attention: George Morgan
                              Telecopy: (212) 214-7678

With copies to:               Prudential Securities Incorporated
                              One New York Plaza
                              New York, New York 10292
                              Attention: Richard K. Gupta
                              Telecopy: (212) 778-4586

With a copy to:               Skadden Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                              New York, New York  10022
                              Attention:  Peter J. Neckles
                              Telecopy:  (212) 735-2000

          SECTION 11.03 EXPENSES. Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket third party costs and expenses incurred in connection with the development, preparation and execution of, any amendment, supplement, extension or modification to, or waiver of, this Agreement, the Mortgage, the Note and the other Credit Facility Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated thereby, and any term loan or credit facility made by Lenders or any Third Party to refinance the Loan, including, without limitation, the reasonable fees and disbursements of counsel,
(b) to pay or reimburse Lender and the Administrative Agent for all its reasonable costs and expenses including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to Lender and the reasonable fees and disbursements of technical and other consultants to the Administrative Agent, incurred in connection with (i) the enforcement or preservation of any rights under this Agreement, the Mortgage, the Note and the other Credit Facility Documents and any such other documents, (ii) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of Borrower hereunder and (iii) the enforcement of this SECTION 11.03, (c) to pay, indemnify and hold Lender and the Administrative Agent harmless from any and all recording and filing fees which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waver or consent under or in respect of this Agreement, the Note and the other Credit Facility Documents and any such other documents and (d) to pay all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Mortgage, the Note or the other Credit Facility Documents, or any related documents.

          Borrower hereby agrees (i) to indemnify the Administrative Agent and each Lender and each of their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent and Lender, whether or not the Administrative Agent or Lender, as the case may be, is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loan hereunder or any actual or proposed use by Borrower of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), and (ii) not to assert any claim against the Administrative Agent or Lender, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive (as opposed to actual) damages arising out of or otherwise relating to any of the transactions contemplated herein.

          The agreements in this SECTION 11.03 shall survive repayment of the Note and all other amounts payable hereunder and any termination or expiration of any of the Credit Facility Documents.

          SECTION 11.04 AMENDMENTS. Neither this Agreement, any Note or any other Credit Facility Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
SECTION 11.04. Lender may, the Administrative Agent may, from time to time,


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

(i) enter into with Borrower written amendments, supplements or modifications hereto and to the Note and the other Credit Facility Documents for the purpose of adding any provisions to this Agreement, the Note or the other Credit Facility Documents or changing in any manner the rights of Lender or of Borrower, hereunder or thereunder, or (ii) waive, on such terms and conditions as Lender or the Administrative Agent, as the case may be, may specify, in such instrument, any of the requirements of this Agreement, the Note or the other Credit Facility Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

          (a) reduce the amount or extend the scheduled date of maturity of the Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of Lender directly affected thereby;

          (b) (i) amend, modify or waive (A) any provision of this SECTION 11.04 or (B) any provision of SECTION 2.06; or (ii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Credit Facility Documents; in each case without the written consent of Lender; or

          (c) amend, modify or waive any provision of ARTICLE X without the written consent of the then Administrative Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to Lender and shall be binding upon Borrower, Lender, the Administrative Agent and all future holders of the Note. In the case of any waiver, Borrower, Lender and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Note and any other Credit Facility Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Notwithstanding anything to the contrary contained herein, the Administrative Agent may amend SCHEDULE II hereto to reflect the addition or deletion of Lenders in accordance with the provisions hereof and, upon any such amendment, the Administrative Agent shall deliver a revised SCHEDULE II to each of Borrower and Lender.

          SECTION 11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, the Administrative Agent, all future holders of the Note and their respective successors and permitted assigns.

          SECTION 11.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) Borrower may not assign or transfer any of its rights or obligations under this Agreement, the Note or any other Credit Facility Document without the prior written consent of Lender.

          (b) Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Lenders only to bona fide financial institutions ("PARTICIPANTS") participating interests in the Loan owing to such Lender, the Note held by such Lender; PROVIDED, HOWEVER, that prior to any such sale by Lender to any Participant, Lender shall provide written notice to Borrower of Lender's intention to sell a participating interest to such Participant and the name of such Participant. In the event of any such sale by a Lender of a participating interest to a Participant, (i) Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance thereof, (iii) Lender shall remain the holder of Note for all purposes under this Agreement and the other Credit Facility Documents, (iv) Borrower and the Administrative Agent shall continue to deal solely and directly with Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Facility Documents, and (v) such Participant shall have no right to enforce the obligations of Borrower or any of its Subsidiaries relating to the Loan hereunder (other than under SECTION 5.01) or to approve (or refrain from approving) any amendment, modification or waiver of any provision of this Agreement (other than any amendment, modification or waiver decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loan, extending any scheduled installment of the Loan or any date scheduled for payment of interest on the Loan or any fees, or relating to the release of all or substantially all the Collateral; PROVIDED FURTHER, HOWEVER, in the case of any of the foregoing, that the interests held by such Participant are directly affected by such amendment, modification or waiver). Borrower agrees that if amounts outstanding under this Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or the Note; PROVIDED FURTHER, HOWEVER, that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with Lender the proceeds thereof as provided in
SECTION 11.07 as fully as if it were a Lender hereunder. Borrower also agrees that each Participant shall be entitled to the benefits of SECTIONS 5.01, 5.05,
5.06 and 11.03(B)(I) with respect to its participation in the Loan outstanding from time to time as if it was a Lender; PROVIDED FURTHER, HOWEVER, that (A) such Participant shall have complied with the requirements of said Sections and of SECTION 5.07 (as if such Participant were, for purposes of said SECTION 5.07, a Lender hereunder), and (B) no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Participant will agree to keep information confidential to the same extent as the transferor Lender was so required.

          (c) Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any of its Affiliates or to any Lender or any Affiliate thereof or to any bona fide financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement the Note and the other Credit Facility Documents pursuant to an Assignment and Acceptance, substantially in the form of EXHIBIT D, executed by such Assignee, such assigning Lender and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Administrative Agent and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED, HOWEVER, that, except (i) in the case of an assignment to another Lender, or (ii) with the consent of Borrower, each such assignment shall be in an amount equal to not less than $5,000,000; PROVIDED, FURTHER, that prior to any such assignment by Lender to any Assignee, Lender shall provide written notice to Borrower of Lender's intention to make an assignment to such Assignee and the name of such Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (A) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (B) the assigning Lender hereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be party hereto). Notwithstanding anything to the contrary contained herein, an Assignee shall be entitled to the benefits of SECTIONS 5.01 and 5.05 only if it shall have complied with the requirements of said Sections (and also complied with the requirements of SECTION 5.07.

          (d) The Administrative Agent shall maintain at its address referred to in SECTION 11 .02 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of Lender and the commitment of, and principal amount of the Loan owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Administrative Agent and Lender may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, if required under SECTION 11 .06(C), by

Borrower and/or the Administrative Agent) together with payment by the assigning Lender of the Assignee to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance, and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lender and Borrower. On or prior to such effective date, Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

          (f) Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Operating Partnership and its Affiliates which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender's credit evaluation of Borrower and its Affiliates prior to becoming a party to this Agreement; PROVIDED, HOWEVER, that no Lender shall be authorized to disclose such information to any Transferee or prospective Transferee unless such Transferee or prospective Transferee has agreed in writing to maintain the confidentiality of all confidential information provided to it (subject to customary exceptions, such as disclosure to officers, directors, professional advisors, regulators and similar Persons, disclosure pursuant to law or legal process, disclosure following the public dissemination of such information by another Person and disclosure of information provided to such Transferee or prospective Transferee by a third party); and PROVIDED FURTHER, HOWEVER, that, notwithstanding anything to the contrary contained in this Agreement, neither the Administrative Agent nor any Lender shall be liable for any violation of the terms of the foregoing proviso by any other Lender or the Administrative Agent, as the case may be.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

          SECTION 11.07 ADJUSTMENTS. If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loan, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, through the exercise of a right of bank's lien, setoff or counterclaim against Borrower, pursuant to events or proceedings of the nature referred to in ARTICLE IX(H), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loan, or interest thereon, such Benefited Lender shall purchase at par for cash from the other

Lenders a participating interest in such portion of each other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of Lender: PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          SECTION 11.08 SURVIVAL. The obligations of Borrower under Sections 5.01, 5.04, 5.05 and 11.03 shall survive the repayment of the Loan. In addition, each representation and warranty made, or deemed to be made by a notice of the Loan hereunder, in the other Credit Facility Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the making of such representation and warranty, and Lender shall not be deemed to have waived, by reason of making the Loan, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          SECTION 11.09 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          SECTION 11.10 COUNTERPARTS. This Agreement maybe executed by one or more of the parties to this Agreement with counterpart signature pages or in any number of separate counterparts, all of which taken together shall constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Administrative Agent.


          SECTION 11.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.12. INTEGRATION. This Agreement and the other Credit Facility Documents represent the agreement of Borrower, the Administrative Agent and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Facility Documents.

          SECTION 11.13 GOVERNING LAW. THIS AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          SECTION 11.14 SUBMISSION TO JURISDICTION. Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Credit Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, notwithstanding the foregoing the Mortgage shall be governed and construed in accordance with the laws of the State of New Jersey;

          (b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or forum and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in SECTION 1L.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this SECTION 11.14 any special, exemplary, punitive or consequential damages.

          SECTION 11.15  ACKNOWLEDGMENTS. Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Credit Facility Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Credit Facility Documents, and the relationship between Administrative Agent and Lenders, on the one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Facility Documents or otherwise exists by virtue of the transactions contemplated hereby among Lender or among Borrower and Lender.

          SECTION 11.16 WAIVER OF JURY TRIAL. BORROWER, THE ADMINISTRATIVE AGENT AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE CREDIT FACILITY DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN, AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                         BORROWER:

                         CALI REALTY, L.P.

                         By:  Cali Realty Corporation, its sole general partner


                         By: ___________________________________
                         Name: _________________________________
                         Title: __________________________________


                         BRIDGE PLAZA REALTY ASSOCIATES L.P.

                         By:  Cali Sub IX, Inc., its general partner


                         By:

                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         C.W. ASSOCIATES

                         By:  Cali Sub II, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         CHESTNUT RIDGE ASSOCIATES

                         By:  Cali Sub III, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President

                         500 COLUMBIA TURNPIKE ASSOCIATES

                         By:  Cali Sub I, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP

                         By:  Cali Sub IV, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         JUMPING BROOK REALTY ASSOCIATES L.P.

                         By:  Cali Sub VII, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         OFFICE ASSOCIATES, LTD.

                         By:  Cali Sub III, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President

                         ROSELAND II LIMITED PARTNERSHIP

                         By:  Cali Sub III, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         SIX COMMERCE DRIVE ASSOCIATES

                         By:  Cali Sub I, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         300 TICE REALTY ASSOCIATES, L.P.

                         By:  Cali Sub IX, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President


                         20 COMMERCE DRIVE ASSOCIATES

                         By:  Cali Sub IV, Inc., its general partner


                         By:
                            ------------------------------------
                            Name: Barry Lefkowitz
                            Title:  Vice President

                         ADMINISTRATIVE AGENT:

                         PRUDENTIAL SECURITIES CREDIT CORPORATION


                              By: ___________________________________
                              Name: _________________________________
                              Title: __________________________________


                         LENDER:

                         PRUDENTIAL SECURITIES CREDIT CORPORATION


                         By: _______________________________________
                         Name: _____________________________________
                         Title: ______________________________________

                                                                       EXHIBIT A


                                 ASSUMPTION AGREEMENT

          This ASSUMPTION AGREEMENT (this "Agreement") dated as of December __, 1997, is made by MACK-CALI REALTY, L.P., a Delaware limited partnership ("Mack-Cali"), pursuant to the Credit Agreement dated as of December ___ 1997 (the "Credit Agreement"), among Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), the Parties listed on Schedule I thereto (the "Property Partnership" and collectively with the Operating Partnership, the "Borrower") the several lenders from time to time parties thereto ("Lender") and Prudential Securities Credit Corporation ("PSC"), as Administrative Agent for Lender. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                                     WITNESSETH:

          WHEREAS, Cali Realty Corporation ("Cali"), a Maryland corporation, the sole general partner of the Operating Partnership, has combined with The Mack Company, a New Jersey based company ("Mack") and Patriot American Office Group, a Texas based company ("Patriot" and together with Mack, the "Mack Combination") pursuant to a contribution and exchange agreement dated as of September 18, 1997 (the "Merger Agreement") as amended, among Cali, the Operating Partnership and the Mack Combination, whereby Cali has become Mack-Cali Corporation (the "Company") and the Operating Partnership has become Mack-Cali Realty, L.P. (the "Merger"); and

          WHEREAS, pursuant to the Credit Agreement Lender has made a commitments to make a Loan to Borrower, subject to the terms and conditions set forth therein;

          NOW THEREFORE, in consideration of the foregoing premises, and in order to induce Lender to make the Loan pursuant to the Credit Agreement, the parties hereto agree as follows:

          SECTION 1.  ASSUMPTION OF OBLIGATIONS.   (a)  Mack-Cali hereby
assumes, as its direct and primary obligation, all Obligations of Borrower under the Credit Agreement on the Merger Consummation Date. Mack-Cali also assumes, from and after the date hereof, the punctual performance and observance of all of the covenants and conditions of the Credit Agreement to be performed or observed by Borrower thereunder (including, without limitation, the payment of all fees), and to be bound in all respects by the terms of the Credit Agreement, including without limitation, Section 11.06 thereto, as of Mack-Cali were a signatory party thereto.

          (b) Mack-Cali hereby represents and warrants that all representations and warranties set forth in the Credit Agreement applicable to Mack-Cali will be true and correct and complete upon consummation of the Merger. Mack-Cali further covenants that, upon consummation of the Merger, it will be in compliance with all agreements, affirmative covenants and negative covenants applicable to Mack-Cali contained in the Credit Agreement.

          SECTION 2. MISCELLANEOUS. (a) Except as herein set forth, the Credit Agreement is in all respects ratified and confirmed and shall remain in full force and effect.

          (b) The address to which notices to Mack-Cali under the Credit Agreement should be directed is:

                         Mack-Cali Realty, L.P.
                         11 Commerce Drive
                         Cranford, New Jersey  07016
                         Attention:  Barry Lefkowitz
                         Telecopy:  (908) 272-6755

                         Mack-Cali Realty, L.P.
                         11 Commerce Drive
                         Cranford, New Jersey 07016
                         Attention: Roger Thomas
                         Telecopy: (908) 272-6755

                         With a copy to:
                         Pryor, Cashman, Sherman & Flynn
                         410 Park Avenue
                         New York, New York  10022
                         Attention:  Jonathan A. Bernstein, Esq.
                         Telecopy:  (212) 326-0806

          (c) THE CREDIT AGREEMENT AND THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (d) This Agreement shall become effective on the Merger Consummation Date.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed as of the day and year first above written.


                         MACK-CALI REALTY, L.P.
                         By:  Mack-Cali Realty Corporation, its sole
                              General Partner


                         By:
                            -------------------------------
                              Name:
                              Title:


          Receipt of the foregoing Assumption Agreement is hereby acknowledged on and as of the date set forth above.


                         PRUDENTIAL SECURITIES CREDIT
                              CORPORATION



                         By:
                            -------------------------------
                              Name:
                              Title:











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